This prospectus supplement relates to an effective registration statement under the Securities Act of 1933, but is not complete and may be changed. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 9, 2008

Filed Pursuant to Rule 424(b)(2)
Registration No. 333-142482

PRELIMINARY PROSPECTUS SUPPLEMENT TO PROSPECTUS

DATED MAY 16, 2007

            Shares

Warrants to Purchase             Shares

Cell Genesys, Inc.

We are offering up to            shares of our common stock and warrants to purchase up to            shares of our common stock in this offering (and the shares of common stock issuable from time to time upon exercise of these warrants). The warrants will have an exercise price of $             per share. Each purchaser of a share of common stock in this offering will purchase a warrant exercisable for             shares of our common stock. The shares of common stock and the warrants will be issued separately but can only be purchased together in this offering.

Our common stock is listed on the NASDAQ Global Market under the symbol “CEGE”. The last sale price as reported on the NASDAQ Global Market on May 8, 2008 was $3.77 per share.

Investing in our securities involves risks. See “ Risk Factors” on page S-6.

Credit Suisse Securities (USA) LLC has agreed to act as lead placement agent and Canaccord Adams Inc. and Cantor Fitzgerald & Co. have agreed to act as co-placement agents in connection with this offering. We have agreed to pay the placement agents the placement agency fees set forth in the table below.

	Per Common Share and Warrant	Total
Offering price	$	$
Placement Agent fees	$	$
Offering proceeds to Cell Genesys, Inc., before expenses	$	$

We estimate the total expenses of this offering, excluding the placement agent fees, will be approximately $500,000. Because there is no minimum offering amount required as a condition to closing in this offering, the actual public offering amount, placement agent fees and net proceeds to us, if any, in this offering are not presently determinable and may be substantially less than the total maximum offering amount set forth above. The placement agents are not required to arrange the sale of any specific number or dollar amount of shares of common stock or warrants but will arrange for the sale of all of the shares of common stock and warrants offered hereby on a best efforts basis. Pursuant to an escrow agreement among us, the placement agents and an escrow agent, the funds received in payment for the shares and warrants sold in this offering will be wired to an escrow account and held until we and Credit Suisse Securities (USA) LLC notify the escrow agent that the offering has closed, indicating the date on which the shares of common stock and warrants are to be delivered to the investors and the proceeds are to be delivered to us.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Credit Suisse

Lead Placement Agent

Canaccord Adams	Cantor Fitzgerald & Co.

Co-Placement Agents

The date of this prospectus supplement is May     , 2008.

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may be used only where it is legal to sell these securities. The information in this document may be accurate only on the date of this document.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

Unless stated otherwise, references in this prospectus supplement and the accompanying prospectus to “Cell Genesys,” “we,” “us,” or “our” refer to Cell Genesys, Inc., a Delaware corporation.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering and also adds to and updates information contained in the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement. It is also important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents we have referred you to in the section entitled “Where You Can Find More Information” below in this prospectus supplement. The information incorporated by reference is considered part of this prospectus supplement, and information we file later with the Securities and Exchange Commission (“SEC”) may automatically update and supersede this information.

We refer to a number of trademarks, trade names and service marks that are our registered trademarks or trademarks for which we have pending registration applications or common law rights.

Each trademark, trade name or service mark of any other company contained or incorporated by reference in this prospectus supplement or the accompanying prospectus belongs to its holder.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained or incorporated by reference in other parts of this prospectus supplement and the accompanying prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our common stock and warrants. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors,” and the financial statements and other information incorporated by reference in this prospectus supplement and the accompanying prospectus.

The Company

We are a biotechnology company focused on the development and commercialization of novel biological therapies for patients with cancer. We are currently developing cell-based cancer immunotherapies and oncolytic virus therapies to treat different types of cancer. Our clinical stage cancer programs involve cell- or viral-based products that have been modified to impart disease-fighting characteristics that are not found in conventional chemotherapeutic agents. As part of our GVAX(TM) cancer immunotherapy programs, we are conducting two Phase 3 clinical trials in prostate cancer. We initiated our two Phase 3 clinical trials for GVAX immunotherapy for prostate cancer in July 2004 and June 2005, respectively, each under a Special Protocol Assessment, or SPA, with the United States Food and Drug Administration, or FDA. In May 2006, we were granted Fast Track designation for GVAX immunotherapy for prostate cancer by the FDA. Fast Track designation can potentially facilitate development and expedite the review of a Biologics License Application, or BLA. The first of these two Phase 3 clinical trials, referred to as VITAL-1, is now fully enrolled. In January 2008, the Independent Data Monitoring Committee, or IDMC, for VITAL-1 completed a pre-planned interim analysis in the timeframe originally estimated and recommended that the study continue. In March 2008, we entered into a collaboration agreement with Takeda Pharmaceutical Company Limited, or Takeda, for the development and commercialization of GVAX immunotherapy for prostate cancer. In collaboration with investigators at Johns Hopkins University we are conducting Phase 2 trials in pancreatic cancer and Phase 1 and Phase 2 trials in leukemia and myelodysplastic syndrome. In our oncolytic virus therapies program, which we are developing in part through a global alliance with Novartis AG, we are conducting a multiple dose Phase 1 clinical trial of CG0070 in recurrent bladder cancer.

Our Clinical Pipeline

Product Candidates	Targeted Indication	Status	Commercialization Rights
GVAX Cancer Immunotherapies:
Prostate Cancer	Prostate cancer	Phase 3	Takeda/Cell Genesys
Pancreatic Cancer	Pancreatic cancer	Phase 2	Cell Genesys
Leukemia	Acute myelogenous leukemia	Phase 2	Cell Genesys
	Chronic myelogenous leukemia	Phase 2	Cell Genesys
	Myelodysplastic syndrome	Phase 1	Cell Genesys
Oncolytic Virus Therapy: CG0070	Bladder cancer	Phase 1	Cell Genesys/Novartis

Our GVAX Cancer Immunotherapy Program

GVAX immunotherapies are cancer treatments designed to stimulate the patient’s immune system to effectively fight cancer. GVAX cancer immunotherapies are comprised of tumor cells that are genetically modified to secrete an immune-stimulating cytokine known as granulocyte-macrophage colony-stimulating factor, or GM-CSF, and are then irradiated for safety. Since GVAX cancer immunotherapies consist of whole tumor cells, the cancer patient’s immune system can be activated against multiple tumor cell components, or antigens, potentially resulting in greater clinical benefit than if the immunotherapy consisted of only a single tumor cell component. Additionally, the secretion of GM-CSF by the modified tumor cells can greatly enhance the immune response by recruiting and activating dendritic cells at the injection site, a critical step in the optimal response by the immune system to any immunotherapy product. The antitumor immune response which occurs throughout the body following administration of a GVAX product can potentially result in the destruction of tumor cells that persist or recur following surgery, radiation therapy or chemotherapy treatment.

More than 600 patients have received our GVAX cancer immunotherapies in multiple Phase 1 and 2 clinical trials to date, and the immunotherapies have been shown to have a favorable side effect profile that avoids many of the toxicities associated with conventional cancer therapies. GVAX cancer immunotherapies can be conveniently administered in an outpatient setting as an injection into the skin, a site where immune cells, including in particular dendritic cells, can be optimally accessed and activated. Our GVAX cancer immunotherapies are being tested as non patient-specific, or allogeneic, products. We intend to develop these immunotherapies as “off-the-shelf” pharmaceutical products.

Our Oncolytic Virus Therapies Program

Our oncolytic virus therapies program utilizes adenovirus, one of the viruses responsible for the common cold, to create viruses that can kill cancer cells. The virus is engineered to selectively replicate in targeted cancer cells, thereby killing these cells and leaving healthy normal cells largely unharmed. The virus replicates in cancer cells until the cancer cells can no longer contain the virus and burst. The tumor cell is destroyed and the newly created viruses are believed to spread to neighboring cancer cells to continue the cycle of viral replication and tumor cell destruction.

CG0070, an oncolytic virus therapy, has been evaluated in numerous preclinical studies. CG0070 is the first “armed” oncolytic virus therapy developed by us, so-named because it has been engineered to secrete GM-CSF, an immune-stimulating hormone, which also serves as the adjuvant in our GVAX cancer immunotherapy platform. As a result, CG0070 can potentially destroy cancer cells by two different mechanisms: direct cell-killing by the virus and immune-mediated cell-killing stimulated by GM-CSF. In early 2005, we announced that an Investigational New Drug, or IND, application filed with the FDA for CG0070 had become effective. We initiated a Phase 1 clinical trial in patients with recurrent bladder cancer in April 2005. In July 2006, we expanded the trial to evaluate escalating multiple-dose regimens of CG0070 and to include patients who have failed previous therapy with Bacillus Calmette-Guerin, or BCG, the current standard therapy for recurrent bladder cancer. We are developing our oncolytic virus therapies program in part through a global alliance with Novartis.

Our Business Strategy

Our objective is to become a leading biotechnology company focused on discovering, developing and commercializing innovative treatments for cancer. Key elements of our strategy are to:

•

With our collaborative partner, Takeda Pharmaceuticals, LTD, develop and commercialize GVAX immunotherapy for prostate cancer, while continuing to build a portfolio of innovative cell-based oncology products;

•	Focus on “off-the-shelf” products;

•	Use established in-house manufacturing capabilities for Phase 3 clinical trials and initial market launch; and

•	Commercialize GVAX products initially through partnerships that maintain at least co-promotion rights, or the equivalent, in the United States.

Recent Highlights

•

Announced in March 2008 that we entered into a development and commercialization collaborative agreement with Takeda for the development and commercialization of GVAX immunotherapy for prostate cancer. Under the terms of the agreement, we granted exclusive worldwide commercial rights to GVAX immunotherapy for prostate cancer for the prevention, diagnosis, and treatment of prostate cancer and other urological neoplasms or urological hyperplasias. In exchange for these rights and in consideration for prior costs incurred by us in the development of GVAX immunotherapy for prostate cancer, Takeda made an upfront payment of $50 million to us and, if certain milestones are achieved relating primarily to regulatory and commercialization activities for GVAX immunotherapy for prostate cancer in the United States, European Union and Japan, agreed to make additional milestone payments totaling up to $270 million. Additionally, Takeda agreed to pay us tiered double digit royalties based on the annual amount of net sales of GVAX immunotherapy for prostate cancer in the United States and fixed double digit royalties in the rest of the world. In addition, Takeda agreed to pay for all external development costs associated with the ongoing Phase 3 clinical development of GVAX immunotherapy for prostate cancer and all internal and external additional development costs and all commercialization costs. We will maintain responsibility for the worldwide manufacture and supply of the product and will retain rights to co-promote GVAX immunotherapy for prostate cancer in the United States. Under the agreement, joint steering, development and commercial committees are to be established with an equal number of representatives from both companies. A copy of the agreement was filed with our Current Report on Form 8-K dated March 31, 2008.

•

Announced in April 2008 immunological data from the ongoing Phase 1 clinical trial of GVAX immunotherapy for prostate cancer in combination with ipilimumab (MDX-010) that suggest an association between an increase in T-cell immunity and anti-tumor activity as measured by a decrease in prostate-specific antigen (PSA) serum levels. The data were presented at the annual meeting of the American Association for Cancer Research, or AACR.

•

Announced in April 2008 data from a preclinical study demonstrating that multiantigen immunotherapies provide superior anti-tumor protection, including improved infiltration of immune T-cells into tumors and improved tumor-specific immunologic memory, compared to single-antigen immunotherapies. The data were presented at the AACR annual meeting.

•

Announced in April 2008 data from a completed Phase 1/2 clinical trial (G-9802) of GVAX immunotherapy for prostate cancer in men with recurrent prostate cancer who had not yet received treatment with hormone replacement therapy following relapse after prostate cancer surgery and/or radiation therapy. Data from the trial, which enrolled 19 patients, indicate that GVAX immunotherapy for prostate cancer results in a statistically significant increase in median PSA (prostate-specific antigen) doubling time as well as the formation of prostate cancer-associated antibodies in 79 percent of patients who received GVAX immunotherapy. These data were presented at the annual meeting of the Tumor Vaccine and Cell Therapy Working Group held in conjunction the AACR annual meeting.

•

Reported at the American Society of Clinical Oncology (ASCO) Genitourinary Cancer Symposium in February 2008 the results of an analysis examining the potential association between immune responses to GVAX immunotherapy for prostate cancer and increased patient survival in our second multi-center Phase 2 trial of GVAX immunotherapy for prostate cancer. More than 400 patient-specific GVAX-induced antibody responses were identified in the sera of the treated patients by three different biochemical techniques confirming, as previously reported, that GVAX treatment results in a broad, multi-antigen immune response. An ongoing analysis of these GVAX-induced antibody responses has shown that at least two of the antibody responses are associated with increased patient survival. Importantly, the apparent associations between the presence of these two specific antibody responses and survival were shown by multivariate analysis to be independent of both dose and duration of treatment.

•

Announced in January 2008 that the IDMC for VITAL-1 completed a pre-planned interim analysis in the timeframe originally estimated and recommended that the study continue. As is customary to preserve study blinding, the IDMC provided us no additional information other than the recommendation to continue the trial. We expect that there will be a sufficient number of events to trigger the final analysis for VITAL-1 in the second half of 2009. In addition, we expect to complete enrollment of the VITAL-2 trial in the first half of 2009 and that there will be sufficient events to trigger an interim analysis in the same timeframe.

General

Cell Genesys was incorporated in the State of Delaware in 1988. Our common stock trades on the NASDAQ Global Market under the symbol “CEGE.” Our principal executive offices are located at 500 Forbes Boulevard, South San Francisco, California 94080, and our phone number is (650) 266-3000. Our Internet home page is located at http://www.cellgenesys.com; however, the information in, or that can be accessed through, our home page is not part of, or incorporated into, this prospectus supplement or the accompanying prospectus and should not be relied upon in making a decision of whether or not to invest in our securities.

The Offering

Common stock we are offering	shares

Warrants	Warrants to purchase shares of common stock.

Common stock outstanding immediately after this offering	shares

Use of proceeds	We expect to use the net proceeds from this offering to fund development of our GVAX cancer immunotherapy and other product candidates and for general corporate purposes. See “Use of Proceeds.”

Warrant terms	The warrants will be exercisable during the period on or after November , 2008 through and including , 2015, and will be exercisable at a price of $ per share of common stock. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the warrants.

Risk factors	See “Risk Factors” for a discussion of the factors you should carefully consider before deciding to invest in our common stock.

NASDAQ Global Market symbol	CEGE

The number of shares of common stock outstanding immediately after this offering in the table above is based on 78,755,234 shares outstanding as of March 31, 2008 and excludes:

•	10,564,127 shares of common stock issuable upon exercise of outstanding options at a weighted average exercise price of $7.37 per share as of March 31, 2008;

•	32,000 shares of common stock issuable on June 29, 2008 upon the vesting of restricted stock units as of March 31, 2008;

•	813,470 shares of common stock issuable on July 30, 2008 upon the vesting of restricted stock units as of March 31, 2008;

•	2,303,239 shares of common stock reserved for future awards and issuances under our equity compensation plans as of March 31, 2008;

•	124,955 shares of common stock reserved for future issuances under our employee stock purchase plan as of March 31, 2008;

•	15,934,066 shares of common stock issuable upon conversion of our 3.125% convertible senior notes due 2011;

•	375,000 shares of common stock issuable at an exercise price of $9.12 per share upon the exercise of a warrant to purchase common stock issued to Kingsbridge Capital Limited in March 2006;

•	421,918 shares of common stock issuable at an exercise price of $4.68 per share upon the exercise of a warrant to purchase common stock issued to Kingsbridge Capital Limited in February 2007;

•	2,162,162 shares of common stock issuable at an exercise price of $7.18 per share upon the exercise of warrant to purchase common stock issued as part of a registered direct offering in April 2007;

•	4,506,132 shares of common stock that may be issued in the future under our Committed Equity Financing Facility with Kingsbridge Capital Limited entered into on February 5, 2007; and

•	shares of common stock issuable upon the exercise of warrants offered hereby.

RISK FACTORS

Our business faces significant risks. These risks include those described below and may include additional risks of which we are not currently aware or which we currently do not believe are material. If any of the events or circumstances described in the following risk factors actually occurs, our business, financial condition and results of operations could be materially adversely affected. These risks should be read in conjunction with the other information set forth or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Risks Related to Our Company

Our products are in developmental stage, are not approved for commercial sale and may never receive regulatory approval or become commercially viable.

All of our potential cancer immunotherapies and oncolytic virus therapies are in research and development. We have not generated any revenues from the sale of products, and we do not expect to generate any revenues from product sales for at least the next several years. Our products currently under development will require significant additional research and development efforts, including extensive preclinical and clinical testing and regulatory approval, prior to commercial use. There are many reasons that potential products that appear promising at an early stage of research or development do not result in commercially successful products. Clinical trials may be suspended or terminated if safety or efficacy issues are identified, if our investigators or we fail to comply with regulations governing clinical trials or for other reasons. Our research and development efforts may not be successful. Even if developed, our products may not receive regulatory approval or be successfully manufactured in commercial quantities at reasonable cost, or successfully introduced and marketed at prices that would permit us to operate profitably.

Clinical testing is a lengthy, costly and uncertain process that may not demonstrate that our cancer immunotherapies and oncolytic virus therapies are safe or effective, or result in regulatory approval.

Our GVAX cancer immunotherapies and oncolytic virus therapies are currently being tested in human clinical trials to determine their safety and efficacy. Clinical trials are very costly and time-consuming, especially the larger Phase 3 clinical trials such as the VITAL-1 and VITAL-2 trials of our GVAX immunotherapy for prostate cancer. The VITAL-1 and VITAL-2 trials of our GVAX immunotherapy for prostate cancer are our first Phase 3 clinical trials. Although we have recently completed patient recruitment for the VITAL-1 trial, we cannot be certain if and when any of our current clinical trials will be successfully completed. Because our programs use new technologies, existing preclinical and clinical data on the safety and efficacy of our programs is limited. The results of preclinical or earlier stage clinical trials do not necessarily predict safety or efficacy in humans, and our products in later stage clinical trials may fail to show desired safety and efficacy, despite having progressed through preclinical or early clinical trials. Serious and potentially life-threatening side effects may be discovered during preclinical and clinical testing of our potential products or thereafter. We, the United States Food and Drug Administration, or FDA, foreign regulatory authorities, the Institutional Review Boards at our research institutions, or the Independent Data Monitoring Committees for specific clinical trials may suspend or terminate any clinical trials of our products at any time, and we cannot guarantee that we will be permitted to undertake additional human clinical trials for any of our products.

Even if clinical trials are successful, we might not obtain regulatory approval for any indication. Preclinical and clinical data can be interpreted in many different ways, and the FDA or foreign regulatory officials could interpret data that we consider promising differently, which could delay or prevent regulatory approval. Moreover, the degree of regulatory risk as well as the commercialization risk is generally greater for products based on new technologies, such as our GVAX cancer immunotherapies and oncolytic virus therapies.

We also cannot guarantee that adequate numbers of patients can be recruited for our clinical trials. Many factors affect patient enrollment in clinical trials, including, but not limited to:

•	the size of the patient population;

•	the proximity of patients to clinical sites;

•	the willingness of local patients to participate;

•	the eligibility criteria for the trial;

•	competing clinical trials; and

•	new therapies approved for the conditions that we are investigating.

In addition to delays in patient enrollment, other unforeseen developments could prevent or delay completion of a clinical trial and increase our costs, which could also prevent or delay filing or approval of marketing applications and/or prevent or delay any eventual commercial sale of the therapy that is the subject of the trial. The delay, suspension or termination of a clinical trial could harm our business and future prospects. Such developments include, but are not limited to:

•	delays in obtaining regulatory approvals to commence or continue a study;

•	delays in identifying and reaching agreement on acceptable terms with prospective clinical trial sites;

•	competition with ongoing clinical trials;

•	manufacturing delays or limitations on manufacturing capacity;

•	lack of effectiveness during clinical trials;

•	unforeseen safety issues;

•	uncertain dosing issues;

•	inability to monitor patients adequately during or after treatment;

•	failure by us or our investigators to comply with the FDA or other health authority regulations governing clinical trials;

•	an inability or unwillingness of medical investigators to follow our clinical protocols; and

•	lack of prior experience of regulatory agencies with our new technologies.

Each of our two Phase 3 clinical trials of GVAX immunotherapy for prostate cancer involves a comparison to a Taxotere chemotherapy regimen, which is the currently approved standard of care for this patient group. However, there can be no assurance that this chemotherapy regimen will continue to be commonly used to treat these patients in the future. Should another therapy be shown to be more effective than the Taxotere chemotherapy regimen, we may need to conduct additional comparative clinical trials in the future. The delay, suspension or termination of a clinical trial for any reason could harm our business and future prospects.

Failure to comply with foreign regulatory requirements governing human clinical trials and marketing approval for drugs and devices could prevent us from conducting our clinical trials or selling our products in foreign markets, which may impair our operating results and financial condition.

For development and marketing of drugs and biologics outside the United States, the requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement vary greatly from country to country and may require us to perform additional testing and expend additional resources. The time required to obtain approvals in some countries outside the United States may be longer than that required to obtain FDA approval, and we may not obtain foreign regulatory approvals on a timely basis, if at all. Approval by the FDA does not ensure approval by regulatory authorities in other countries, and approval by one foreign regulatory authority does not ensure approval by regulatory authorities in other countries or by the FDA. Failure to comply with these regulatory requirements or obtain required approvals could impair our ability to conduct clinical trials in foreign markets or commercially develop foreign markets for our products and may harm our business and future prospects.

We will need substantial additional funds to continue operations, and our ability to generate funds depends on many factors beyond our control.

We will need substantial additional funds for existing and future preclinical and clinical trials, to continue research and development activities, for lease obligations related to our manufacturing and headquarter facilities, for principal and interest payments related to our debt financing obligations, for potential settlements with tax authorities and to establish marketing capabilities for any products we may develop. We will need to raise additional capital to further fund our operations.

Our future capital requirements will depend on, and could increase as a result of, many factors, including, but not limited to:

•	the progress and scope of our internally funded research, development, clinical, manufacturing and commercialization activities;

•	our ability to establish new collaborations and the terms of those collaborations;

•

our ability to maintain existing collaborations, including the recently established alliance with Takeda Pharmaceutical Company Limited, or Takeda, for the development and commercialization of GVAX immunotherapy for prostate cancer;

•	competing technological and market developments;

•	the time and cost of regulatory approvals;

•	the extent to which we choose to commercialize our future products through our own sales and marketing capabilities;

•	our ability to reach favorable resolutions with respect to potential tax assessments;

•	the costs we incur in obtaining, defending and enforcing patent and other proprietary rights or gaining the freedom to operate under the patents of others;

•	our success in acquiring and integrating complementary products, technologies or businesses; and

•	the extent to which we choose to expand and develop our manufacturing capacities, including manufacturing capacities necessary to meet potential commercial requirements.

If adequate funds are not available, we may be required to delay, reduce the scope of, or eliminate one or more of our research, development, manufacturing or clinical activities or be required to sell or merge the company or otherwise substantially modify or cease some or all of our current operations.

We plan to raise additional funds through additional equity or debt financings, collaborative business relationships, or otherwise, but we may not be able to do any of the foregoing on favorable terms, or at all.

Because of our capital requirements, we will need to raise additional funds. From time to time, we may seek to access the public or private debt and equity markets. We also may seek to raise additional capital through outlicensing technologies or third-party collaborations. If adequate funds are not available on favorable terms, or at all, we may be required to delay, reduce the scope of, or eliminate one or more of our research, development, manufacturing or clinical activities.

Alternatively, we may need to seek funds through arrangements with collaborative partners or others that require us to relinquish rights to technologies or product candidates that we would otherwise seek to develop or commercialize ourselves. These arrangements could harm our business, results of operations, financial condition, cash flow or future prospects. Our recently established global alliance with Takeda for the development and commercialization of GVAX immunotherapy for prostate cancer is one such arrangement. Currently, we do not have collaborative partners, other than Takeda, for the further development of our GVAX cancer immunotherapies and we may not be successful in entering into additional collaborative partnerships on favorable terms, if at all. We can give no assurance that our collaboration with Takeda will not be unilaterally or mutually terminated, or that it will result in any future milestone or royalty payments under the agreement. Certain of our oncolytic virus therapy products are subject to future commercialization rights belonging to Novartis, which at its option may provide further development funding for these products. However, we can give no assurance that our alliance with Novartis will continue, as Novartis periodically has the option of terminating the alliance under certain circumstances. Also, there is no assurance that Novartis will provide further development funding. Our efforts to raise capital through such outlicensing activities may fail. Failure to enter into new corporate relationships may harm our business.

The successful growth of our business depends, in part, on the commercial success of our collaboration with Takeda which depends in part on the development, regulatory and marketing efforts of Takeda, over which we have limited control. If our collaboration with Takeda is unsuccessful, our ability to develop and commercialize GVAX immunotherapy for prostate cancer, our lead product candidate, and to generate future revenue from the sale of this product, would be significantly reduced.

Our dependence on our collaboration arrangement with Takeda subjects us to a number of risks. Our ability to develop and commercialize GVAX immunotherapy for prostate cancer depends on Takeda’s abilities to obtain and maintain regulatory approvals and achieve market acceptance of GVAX immunotherapy for prostate cancer once commercialized. Takeda may elect to delay or terminate development of GVAX immunotherapy for prostate cancer, independently develop products that potentially compete with GVAX immunotherapy for prostate cancer, or fail to commit sufficient resources to the marketing and distribution of GVAX immunotherapy for prostate cancer. Competing products, either developed by Takeda or to which Takeda has rights or acquires in the future, may result in Takeda’s withdrawal of support for GVAX immunotherapy for prostate cancer.

In the event that Takeda fails to diligently develop or commercialize GVAX immunotherapy for prostate cancer, we may not receive any future revenue related to GVAX immunotherapy for prostate cancer unless we are either able to find another partner or to commercialize GVAX immunotherapy for prostate cancer on our own, which is likely to result in significant additional expense. Business combinations, significant changes in business strategy, litigation and/or financial difficulties may also adversely affect the willingness or ability of Takeda to complete its obligations under our collaboration agreement. If Takeda fails to perform in the manner we expect, our potential to develop and commercialize GVAX immunotherapy for prostate cancer through our collaboration and to generate future revenue from the sale of this product would be significantly reduced. If a conflict of interest arises between Takeda and us, Takeda may act in its own self-interest and not in the interest of our company or our stockholders. If Takeda were to breach or terminate the collaboration agreement with us or otherwise fail to perform its obligations thereunder in a timely manner, the development or commercialization of GVAX immunotherapy for prostate cancer could be delayed or terminated. There can be no assurances that our collaboration with Takeda will be successful in advancing the development and commercialization of GVAX immunotherapy for prostate cancer, that it will not be unilaterally or mutually terminated, that it will result in any milestone or royalty payments and revenue under the agreement, or that the agreement will result in a marketable drug.

The successful growth of our business may depend, in part, on our ability to find third-party collaborators to assist or share in the costs of product development.

Our strategy for the development and commercialization of our proprietary product candidates may include the formation of collaborative arrangements with third parties, such as our recently established collaborative agreement with Takeda for GVAX immunotherapy for prostate cancer. Potential third parties include pharmaceutical and biotechnology companies, academic institutions and other entities. Third party collaborators may assist us in:

•	funding or performing research, preclinical development, clinical trials and manufacturing;

•	seeking and obtaining regulatory approvals; and

•	successfully commercializing existing and future product candidates.

If we are not able to establish further collaboration arrangements, we may be required to undertake product development and commercialization at our own expense. Such an undertaking may limit the number of product candidates that we will be able to develop, significantly increase our capital requirements and place additional strain on our internal resources. Our failure to enter into additional collaborations could materially harm our business, financial condition, results of operations, cash flow or future prospects.

In addition, our dependence on licensing, collaboration and other arrangements with third parties may subject us to a number of risks. These agreements may not be on terms that ultimately prove favorable to us and may require us to relinquish certain rights in our technologies and product candidates. To the extent we agree to work exclusively with one collaborator in a given area, our opportunities to collaborate with other entities could be curtailed. Lengthy negotiations with potential new collaborators may lead to delays in the research, development or commercialization of product candidates. The decision by our collaborators to pursue alternative technologies or the failure of our collaborators to develop or commercialize successfully any product candidate to which they have obtained rights from us could materially harm our business, financial condition, results of operations, cash flow or future prospects. For example, there can be no assurances that our collaboration with Takeda will be successful in advancing the development and commercialization of GVAX, that it will not be unilaterally or mutually terminated, or that it will result in any milestone or royalty payments and revenue under the agreement.

We expect to continue to incur substantial losses and negative cash flow from operations and may not become profitable in the future.

We have incurred an accumulated deficit since our inception. As of March 31, 2008, our accumulated deficit was $513.7 million. Our accumulated deficit would be substantially higher absent the gains we have realized on sales of our Abgenix, Inc. common stock. We expect to incur substantial operating losses for at least the next several years and potentially longer. This is due primarily to the expansion of development programs, clinical trials and manufacturing activities and, to a lesser extent, general and administrative expenses, at a time when we have yet to realize any product revenues. We also have substantial lease obligations related to our manufacturing and headquarter facilities. We expect that losses will fluctuate from quarter to quarter and that these fluctuations may be substantial. We cannot guarantee that we will successfully develop, manufacture, commercialize or market any products, or that we will ever achieve positive cash flow or profitability.

Our substantial indebtedness could harm our financial condition.

We have a significant amount of debt. As of March 31, 2008, we had approximately $145.0 million aggregate principal amount of outstanding convertible notes due in 2011. Our annual interest payment on these notes is approximately $4.5 million. Our substantial indebtedness could harm our business, results of operations, financial condition, cash flow and future prospects. For example, it could:

•	make it more difficult for us to satisfy our obligations with respect to the convertible notes;

•	increase our vulnerability to general adverse economic and industry conditions;

•	limit our ability to raise or borrow additional funds for future working capital, capital expenditures, research and development and other general corporate requirements; and

•	limit our flexibility to react to changes in our business and the industry in which we operate.

We plan to use potential future operating losses and our federal and state net operating loss carryforwards to offset taxable income from revenue generated from operations or corporate collaborations. However, our ability to use net operating loss carryforwards could be limited as a result of issuances of equity securities.

We plan to use our current year operating losses to offset taxable income from any revenue generated from operations or corporate collaborations. To the extent that our taxable income exceeds any current year operating losses, we plan to use our net operating loss carryforwards to offset income that would otherwise be taxable. However, under the Tax Reform Act of 1986, the amount of benefits from our net operating loss carryforwards may be impaired or limited if we incur a cumulative ownership change of more than 50%, as interpreted by the IRS, over a three year period. As a result, our use of federal net operating loss carryforwards could be limited by the provisions of Section 382 of the Internal Revenue Code, depending upon the timing and amount of additional equity securities that we issue. State net operating loss carryforwards may be similarly limited. Any such disallowances may result in greater tax liabilities than we would incur in the absence of such a limitation and any increased liabilities could adversely affect our business, results of operations, financial condition and cash flow.

Our ability to manufacture our products is uncertain, which may delay or impair our ability to develop, test and commercialize our products.

We have built our own manufacturing facility for the manufacture of products for clinical trials and to support the potential commercialization of our GVAX cancer immunotherapy product candidates, but the successful manufacture of our potential products is subject to a number of risks and uncertainties. The manufacturing techniques and process controls, as well as the product release specifications, required for our GVAX cancer immunotherapies and oncolytic virus therapies are more complex and less well-established than those required for other biopharmaceutical products, such as small molecules, therapeutic proteins and monoclonal antibodies. We may not be able to develop the necessary techniques and process controls in a timely manner, if at all, to manufacture and evaluate our products effectively to meet the demands of regulatory agencies, clinical testing and commercial production. Advances in manufacturing techniques may render our facility and equipment inadequate or obsolete.

Our ability to manufacture products is also subject to various licensing and regulatory requirements. Our manufacturing facility is subject to the licensing requirements of, and inspection by, the FDA, United States Drug Enforcement Administration, the California Department of Health Services and foreign regulatory authorities. Failure to obtain or maintain these licenses or to meet the inspection criteria of these agencies would disrupt our manufacturing processes and adversely affect our ongoing clinical trials and our business and future prospects, results of operations, financial condition and cash flow. We operate our manufacturing facility according to current Good Manufacturing Practices, or cGMP, regulations for the manufacture of products for clinical trials. Our manufacturing facility is subject to inspection by the FDA and other regulatory bodies to ensure compliance with cGMP. Any failure to follow and document our adherence to such cGMP regulations or satisfy other manufacturing and product release regulatory requirements may lead to significant delays in the availability of products for commercial use or clinical study, may result in the termination or hold on a clinical study, may result in our inability to achieve certain payments under our collaborative agreement with Takeda, or may delay or prevent filing or approval of marketing applications for our products. Failure to comply with applicable regulations may also result in sanctions being imposed on us, including fines, injunctions, civil penalties, failure of regulatory authorities to grant marketing approval of our products, delays, suspension or withdrawal of approvals, license revocation, seizures or recalls of products, operating restrictions and criminal prosecutions, any of which could harm our business.

We have at times encountered and/or may in the future encounter problems with the following:

•	our ability to “scale-up” our manufacturing facility by a significant factor over the current level of production within our planned timelines and budget;

•	achieving consistent and acceptable production yield and costs;

•	meeting product release specifications;

•	shortages of qualified personnel;

•	shortages of raw materials;

•	shortages of key contractors or contract manufacturers;

•	ongoing compliance with cGMP regulations and other expectations from the FDA and other regulatory bodies;

•	equipment shortage or malfunction; and

•	inability to validate new equipment or processes in a timely manner.

Any of these factors could harm our product development, delay commercialization, or prevent us from producing our products in a sufficient quantity to meet the requirements for product launch or future demand. If we are unable to manufacture our products for any reason, our options for outsourcing manufacturing are currently limited. We are unaware of available contract manufacturing facilities on a worldwide basis in which our GVAX immunotherapy product candidates can be manufactured under cGMP regulations, a requirement for all pharmaceutical products. It would take a substantial period of time for a contract manufacturing facility that has not been producing our particular products to begin successfully producing them under cGMP regulations. Logistical arrangements for wide-spread distribution of our products for clinical and commercial purposes may prove to be impractical or prohibitively expensive, which could hinder our ability to commercialize our products.

Various materials that we use are purchased from single qualified suppliers, which could result in our inability to secure sufficient materials to conduct our business.

Critical materials used in our manufacturing operations are subject to a supplier qualification program. In the event that a material or supplier is no longer appropriate to support our cGMP operations, we may incur significant additional expenses to find and qualify alternate materials and/or suppliers. Because the suppliers of key components and materials for a product must be carefully tested, qualified and named in our filings with the FDA and other health authorities, significant delays can occur if a new supplier is required. There is no guarantee that the FDA or other health authorities will deem the alternative materials and/or suppliers to be comparable, which may require us to perform additional and/or extended clinical studies and could delay product approval.

In addition, some of the materials which we purchase for use in our manufacturing operations are sole-sourced, meaning only one known supplier exists or is qualified for our use. In the event of a significant interruption of sole-sourced supplies, the quantity of our inventory may not be adequate to complete our clinical trials or to launch our potential products.

Due to our reliance on clinical trial arrangements with public and private medical institutions, clinical research organizations, other vendors, and individual investigators, we may not be able to directly control the timing, conduct, expense and quality of some of our clinical trials.

We have arrangements with a number of public and private medical institutions, clinical research organizations, other vendors, and individual investigators, for the conduct of human clinical trials for our GVAX cancer immunotherapy programs and oncolytic virus therapies. In some cases, trials are conducted by institutions without our direct control or monitoring. The early termination of any of these clinical trial arrangements, the failure of these institutions to comply with the regulations and requirements governing clinical trials, or the reliance upon results of trials that we have not directly conducted or monitored could hinder the progress of our clinical trial programs and our development programs. If any of these relationships are terminated, the clinical trials might not be completed, and the result might not be valuable.

If our proposed products are not effectively protected by issued patents we will be more vulnerable to competitors and our business could be harmed.

We rely heavily on the development and protection of our intellectual property portfolio. As of March 31, 2008, we had 371 U.S. and non-U.S. patents issued or granted to us or available for use by us based on licensing arrangements and 264 U.S. and non-U.S. applications pending in our name or available for use by us based on licensing arrangements. The patent positions of pharmaceutical and biotechnology firms, including ours, are generally uncertain and involve complex legal and factual questions. We believe that there will continue to be significant litigation in the industry regarding patent and other intellectual property rights. We cannot be certain whether any given patent application filed by us or our licensors will result in the issuance of a patent or if any given patent issued to us or our licensors will later be challenged and invalidated. Nor can we be certain whether any given patent that may be issued to us or our licensors will provide any significant proprietary protection to our products and business. Competitors may have filed patent applications or received patents and may file additional patent applications and obtain additional patents that may prevent patents being issued to us or our licensors or limit the scope of those patents. Depending upon their filing date, patent applications in the United States are confidential until the patent applications are published, typically eighteen months after their filing date, or patents are issued. Outside the United States, patent applications are confidential until they are published, typically eighteen months after their first filing date. In addition, publication of discoveries in the scientific or patent literature tends to lag behind actual discoveries by several to many months. Accordingly, we cannot be sure that we or our licensors were the first creator of inventions covered by our or our licensors’ pending patent applications or issued patents or that we or our licensors were the first to file patent applications for these inventions. In addition, because patents have a limited life, subject to potential extensions, patents issued to us or our licensors may have expired prior to or have limited term remaining after the first commercial sale of a related product. As a result, the commercial value of these patents to our products and business might be limited.

Our freedom to operate may be challenged by others and we may have to engage in litigation to determine the scope and validity of competitors’ patents and proprietary rights, which, if we do not prevail, could harm our business, results of operations, financial condition, cash flow and future prospects.

Our commercial success depends in part on not infringing the patents or proprietary rights of others, not breaching licenses granted to us and ensuring that we have the necessary freedom to operate, to develop and commercialize our products. Competitors may have filed patent applications and obtained patents and may in the future file patent applications and obtain patents relating to our products and technologies. We are aware of competing intellectual property relating to both our GVAX cancer immunotherapy and oncolytic virus therapy technologies and products. While we believe we have the necessary freedom to operate under this intellectual property, others may challenge our position. From time to time we have received communications from third parties claiming to have conflicting rights relating to components of our products and technologies. Regardless of their ultimate merit, any infringement or other intellectual property claims against our products and technologies may be expensive and time-consuming to litigate and may divert management attention. If any such claim were successful, we could be required to obtain licenses to a third party’s technologies, patents or other proprietary rights or to their biological or chemical reagents in order to develop and market our products. Moreover, we may choose to voluntarily seek such a license in order to avoid the expense and uncertainty of fully defending our position. In either event, such a license may not be available to us on acceptable terms or on any terms, and we may have to discontinue that portion of our business, or such third party may seek an injunction to prevent us from practicing their proprietary technology. In addition, to the extent we license our intellectual property to other parties, we may incur expenses as a result of contractual agreements in which we indemnify those licensing our technologies against losses incurred if practicing our intellectual property infringes upon the proprietary rights of others. The failure to license any technologies or biological or chemical reagents required to develop or commercialize our technologies or products at reasonable cost may harm our business, results of operations, financial condition, cash flow and future prospects.

We may have to engage in litigation, which could result in substantial cost or distraction, to enforce or defend our patents and which, if we do not prevail, could harm our business and make us more vulnerable to competition.

In the future, we may have to engage in litigation to enforce or defend our proprietary rights and patents. To determine who was first to make an invention claimed in a U.S. patent application or patent and thus be entitled to a patent, the USPTO can declare an interference proceeding. In the United States, patents may be revoked or invalidated in court actions or in reexamination proceedings in front of the USPTO. In Europe, patents can be revoked through opposition or nullity proceedings. Such litigation or proceedings could result in substantial cost or distraction to us. These proceedings could potentially result in an adverse decision as to our or our licensors’ patent applications and patents.

We cannot predict the outcome of interference, reexamination, opposition or nullity proceedings or patent litigation that we may become involved with in the future. An adverse result in any of these proceedings could have an adverse effect on our intellectual property position in the technologies to which the patent applications or patents involved in the proceedings are directed and on our business in related areas. If we lose in any such proceeding, our patents or patent applications that are the subject matter of the proceeding may be invalidated or may not be issued as patents. We also may be required to obtain a license from the prevailing party in order to continue the portion of our business that relates to the proceeding. Such license may not be available to us on acceptable terms or on any terms, and we may have to discontinue that portion of our business.

Our competitive position may be impaired by our limited ability to protect and control unpatented trade secrets, know-how and other technological innovation.

We have a limited ability to protect and control unpatented trade secrets, know-how and other technological innovation. Our competitors may independently develop similar or better proprietary information and techniques and disclose them publicly. Also, others may gain access to our trade secrets, and we may not be able to meaningfully protect our rights to our unpatented trade secrets. In addition, confidentiality agreements and other measures may not provide meaningful protection for our trade secrets in the event of unauthorized use or disclosure of such information. Failure to protect and control such trade secrets, know-how and innovation could harm our competitive position.

Inventions or processes discovered by our outside scientific collaborators or consultants may not become our property, which may affect our competitive position.

We rely on the continued availability of outside scientific collaborators to perform research for us. These relationships generally may be terminated at any time by the collaborator, typically by giving 30 days notice. These scientific collaborators are not our employees. As a result, we have limited control over their activities and can expect that only limited amounts of their time will be dedicated to our activities. Our arrangements with these collaborators, as well as those with our scientific consultants, provide that any rights we obtain as a result of their research efforts will be subject to the rights of the research institutions for which they work. In addition, some of these collaborators have consulting or other advisory arrangements with other entities that may conflict with their obligations to us. For these reasons, inventions or processes discovered by our scientific collaborators or consultants may not become our property.

Our competitors may develop therapies for the diseases that we are targeting that are safer, more effective, less expensive, or otherwise more advanced than ours or they may commercialize competing products more rapidly than we do, which may adversely affect our competitive position.

Many companies pursue programs for the treatment of cancer. Our competitors include large biotechnology or pharmaceutical companies, such as Amgen Inc., Bristol-Myers Squibb Company, Genentech, Inc., Novartis AG, Hoffmann-La Roche Inc. and sanofi-aventis Group, which have greater experience and resources than we do in developing products, undertaking preclinical testing and human clinical trials of new pharmaceutical products, obtaining FDA and other regulatory approvals of products, and manufacturing and marketing new therapies. We also compete with other biotechnology companies, which have prostate cancer immunotherapy products in various stages of clinical development, such as Dendreon Corporation and Onyvax, Ltd.

Some competitors are pursuing product development strategies that are similar to ours, particularly with respect to our cancer immunotherapy and oncolytic virus therapy programs. Certain products of our competitors are in more advanced stages of product development, clinical trials and regulatory filings. We compete with other companies and institutions for clinical trial participants, which could reduce our ability to recruit participants for our clinical trials, delay clinical trials and adversely affect our ability to bring a product to market prior to our competitors or in our projected timeline. Our competitors may develop technologies and products that are more effective than ours, or that would render our technology and products less competitive or obsolete.

Our competitive position and those of our competitors can vary based on the performance of products in clinical trials. In addition, our competitors may obtain patent protection or FDA or other regulatory approvals and commercialize products more rapidly than we do, which may impact future sales of any products that we are able to commercialize. We also may not have the access that some of our competitors have to materials necessary to support the research, development or manufacture of planned therapies. If we are permitted by the FDA or other regulatory agencies to commence commercial sales of products, we will also be competing with respect to marketing capabilities and manufacturing efficiency, areas in which we have limited or no experience. We expect that competition among products approved for sale will be based, among other things, on:

•	product efficacy;

•	price;

•	safety;

•	severity of any side effects compared to competing products;

•	reliability;

•	availability;

•	availability of third-party coverage and reimbursement;

•	patent protection; and

•	sales, marketing and distribution capabilities.

Our competitive position also depends upon our ability to attract and retain qualified personnel, develop proprietary products or processes, and secure sufficient funding for the often-lengthy period between product conception and commercial sales.

The commercial success of any products that we may develop will depend upon the degree of market acceptance of our products among physicians, patients, health care payers, private health insurers and the medical community.

Our ability to commercialize any products that we may develop will be highly dependent upon the extent to which these products gain market acceptance among physicians, patients, health care payers, such as Medicare and Medicaid, private health insurers, including managed care organizations and group purchasing organizations, and the medical community. If these products do not achieve an adequate level of acceptance, we may not generate adequate product revenues, if at all, and we may not become profitable. The degree of market acceptance of our product candidates, if approved for commercial sale, will depend upon a number of factors, including, but not limited to:

•	the effectiveness, or perceived effectiveness, of our products in comparison to competing products;

•	the existence of any significant side effects, as well as their severity in comparison to any competing products;

•	potential advantages over alternative treatments;

•	the ability to offer our products for sale at competitive prices;

•	relative convenience and ease of administration;

•	the strength of marketing and distribution support; and

•	sufficient third-party coverage or reimbursement.

To the extent we depend on strategic partners to sell, market or distribute our products, we will have reduced control over the sales, marketing and distribution of our future products.

We have no experience in sales, marketing or distribution of biopharmaceutical products. We will be relying on Takeda for the sales, marketing and distribution of GVAX immunotherapy for prostate cancer. We may in the future rely on the sales, marketing and distribution expertise of potential corporate partners for any of our other potential products.

Since we will be relying on Takeda for the sale, marketing and distribution of GVAX immunotherapy for prostate cancer we will be depending heavily on Takeda’s abilities and dedication to GVAX immunotherapy for prostate cancer. There can be no assurances that Takeda’s efforts towards the sale, marketing and distribution of GVAX immunotherapy for prostate cancer will result in any future revenue or will not harm our business. Additionally, if we choose to rely on strategic partners for the sale, marketing or distribution of any of our other potential future products, we will have less control over the sales, marketing and distribution of any of our other potential products and will depend heavily upon their abilities and dedication to our products. These future strategic partnerships may not be available on favorable terms, if at all, or they could harm our business.

We may in the future be exposed to product liability claims, which could harm our business, results of operations, financial condition and cash flow.

Clinical trials or marketing of any of our potential products may expose us to liability claims resulting from the use of our products. These claims might be made by clinical trial participants and associated parties, consumers, health care providers, sellers of our products or others. A claim, particularly resulting from a clinical trial, or a product recall could harm our business, results of operations, financial condition, cash flow and future prospects.

Insurance coverage is increasingly more difficult and costly to obtain or maintain.

We currently maintain a certain amount of insurance with respect to each of our clinical trials as well as insurance to reduce our direct exposure to certain other business risks, but may not be able to maintain insurance or obtain sufficient coverage at reasonable rates, as premiums are generally increasing and coverage is narrowing in scope. As a result, we may be required to assume more risk in the future or make significant expenditures to maintain our current levels of insurance. Any inability to maintain insurance at an acceptable cost, or at all, could also result in a breach of terms of our product license agreements or could prevent or inhibit the clinical testing or commercialization of our products or otherwise affect our business, results of operation, financial condition, cash flow and future prospects. If we are subject to third-party claims or suffer a loss or damage in excess of our insurance coverage, we may be required to pay for claims, losses and damages in excess of our insurance limits. Furthermore, any claims made on our insurance policies may affect our ability to obtain or maintain future insurance coverage at reasonable costs, if at all.

Our business, financial condition, results of operations, cash flow and future prospects could suffer as a result of future strategic acquisitions and investments.

We may engage in future acquisitions or investments that could dilute our existing stockholders or cause us to incur contingent liabilities, commitments, debt or significant expense. From time to time, in the ordinary course of business, we evaluate potential acquisitions or investments in related businesses, products or technologies.

Future acquisitions could subject us to a number of risks, including, but not limited to:

•	the loss of key personnel and business relationships;

•	difficulties associated with assimilating and integrating the new personnel, intellectual property and operations of the acquired companies;

•	the potential disruption of our ongoing business;

•	the expense associated with maintenance of diverse standards, controls, procedures, employees and clients;

•	the diversion of managerial, financial and other resources from the development of our own proprietary technology; and

•	our inability to generate revenue from acquired technology sufficient to meet our objectives in undertaking the acquisition or even to offset the associated acquisition and maintenance costs.

As a result of such risks, an acquisition or investment could harm our business, results of operation, financial condition, cash flow and future prospects.

Our operations are vulnerable to interruption by fire, earthquake, power loss, telecommunications failure, terrorist activity and other events beyond our control, which could harm our business.

Our facilities have, in the past, been subject to electrical blackouts as a result of a shortage of available electrical power. Future blackouts could disrupt the operations of our facilities. Most of our facilities are located in seismically active regions. We have not undertaken a systematic analysis of the potential consequences to our business and financial results from a major earthquake, fire, power loss, terrorist activity or other disasters and do not have a recovery plan for such disasters. We are unable to predict the effects of any such event, but the effects could harm our business, results of operations, financial condition, cash flow and future prospects. In addition, we do not carry sufficient insurance to compensate us for actual losses from interruption of our business that may occur, and any losses or damages incurred by us could harm our business.

We depend on our key technical and management personnel to advance our technology, and the loss of these personnel could impair the development of our products.

We rely and will continue to rely on our key management and scientific staff. Because all employees are employed at-will, they can leave at any time. The loss of key personnel or the failure in our industry to recruit necessary additional qualified personnel could harm our business and results of operations. There is intense competition from other companies, research and academic institutions and other organizations for qualified personnel. We may not be able to continue to attract and retain the qualified personnel necessary for the development of our business. We will need to continue to recruit experts in the areas of clinical testing, manufacturing, regulatory, finance, marketing and distribution and to develop additional expertise in our existing personnel. If we do not succeed in hiring or retaining necessary personnel or developing this expertise, our business could suffer significantly.

The prices of our common stock and convertible senior notes are likely to continue to be volatile in the future.

The stock prices of biopharmaceutical and biotechnology companies, including ours, have historically been highly volatile. Since January 1, 2006, our stock price has fluctuated between a high closing price of $7.98 on March 31, 2006 and a low closing price of $1.81 on January 31, 2008. The market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. In addition, as our convertible senior notes are convertible into shares of our common stock, volatility or depressed prices of our common stock could have a similar effect on the trading price of the notes. Also, interest rate fluctuations can affect the price of our convertible senior notes. The following factors, among others, may affect the prices of our common stock and notes:

•	announcements of data from, or material developments in, our clinical trials or those of our competitors, including delays in the commencement, progress or completion of a clinical trial;

•	fluctuations in our financial results;

•

announcements of technological innovations or new therapeutic products by us or our competitors, including innovations or products by our competitors that may require us to redesign, and therefore delay, our clinical trials to account for those innovations or products;

•	announcements of changes in governmental regulation affecting us or our competitors;

•	announcements of regulatory approval, disapproval, delays or suspensions of our or our competitors’ products;

•	announcements of new collaborative relationships by us or our competitors;

•	developments in patent or other proprietary rights affecting us or our competitors;

•	public concern as to the safety of products developed by us or other biotechnology and pharmaceutical companies;

•	material developments related to our minority interest in Ceregene, Inc.;

•

fluctuations in price and volume in the stock market in general, or in the trading of the stock of biopharmaceutical and biotechnology companies in particular, that are unrelated to our operating performance;

•	issuances of securities in equity, debt or other financings or issuances of common stock upon conversion of our convertible senior notes or exercise of warrants;

•	the favorable or unfavorable resolution of potential tax assessments;

•	unforeseen litigation;

•	sales of common stock by existing stockholders; and

•	the perception that such issuances by us or sales by existing stockholders could occur.

Investors in this offering will experience immediate and substantial dilution

The public offering price of the securities offered pursuant to this prospectus supplement is substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares of our common stock and warrants in this offering, you will incur immediate and substantial dilution in the pro forma net tangible book value per share of common stock from the price per share that you pay for the common stock. If the holders of outstanding options or warrants exercise those options or warrants at prices below the public offering price, you will incur further dilution.

We will have broad discretion in how we use the proceeds of this offering, and we may not use these proceeds effectively, which could affect our results of operations and cause our stock price to decline

We will have broad discretion in the application of the net proceeds of this offering. Our management has broad discretion over how these proceeds are used and could spend the proceeds in ways with which you may not agree. We may not invest the proceeds of this offering effectively or in a manner that yields a favorable or any return and, consequently, this could result in financial losses that could have a material and adverse effect on our business, cause the price of our common stock to decline or delay the development of our product candidates.

There is no public market for the warrants to purchase common stock in this offering.

There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing the warrants on any securities exchange or for quotation on the NASDAQ. Without an active market, the liquidity of the warrants will be limited.

Our stockholders may be diluted by the conversion of outstanding convertible senior notes.

In October and November 2004 we issued and sold $145.0 million aggregate principal amount of notes, which are convertible into our common stock, initially at the conversion price of $9.10 per share, equal to a conversion rate of 109.8901 shares per $1,000 principal amount of notes, subject to adjustments for stock dividends, stock splits, and other similar events. The holders of the notes may choose at any time to convert their notes into common stock. The number of shares of common stock issuable upon conversion of the notes, and therefore the dilution of existing common stockholders, could increase as a result of an event triggering the antidilution rights of the notes, including certain acquisitions in which 10% or more of the consideration paid for our common stock in the transaction is in the form of cash or securities that are not freely tradable. Conversion of our convertible senior notes would result in issuance of additional shares of common stock, diluting existing common stockholders.

Our stockholders may be diluted, and the prices of our securities may decrease, by the exercise of outstanding stock options and warrants or by future issuances of securities.

We may issue additional common stock, preferred stock, restricted stock units, or securities convertible into or exchangeable for our common stock. Furthermore, substantially all shares of common stock for which our outstanding stock options or warrants are exercisable are, once they have been purchased, eligible for immediate sale in the public market. The issuance of additional common stock, preferred stock, restricted stock units, or securities convertible into or exchangeable for our common stock or the exercise of stock options or warrants would dilute existing investors and could adversely affect the price of our securities.

We have adopted anti-takeover defenses that could make it difficult for another company to acquire control of us or could limit the price investors might be willing to pay for our stock.

Certain provisions of our certificate of incorporation, bylaws, debt instruments and Delaware law could make it more difficult for a third party to acquire us, even if doing so would benefit our stockholders. These provisions include the adoption of a Stockholder Rights Plan, commonly known as a “poison pill.” Under the Stockholder Rights Plan, we made a dividend distribution of one preferred share purchase right for each share of our common stock outstanding as of August 21, 1995 and each share of our common stock issued after that date. In July 2000, we made certain technical changes to amend the plan and extended the term of such plan until 2010. The rights are exercisable only if a person or group purchases 15% or more of our common stock or a tender or exchange offer for 15% or more of our common stock by a person or group is announced. Upon exercise, holders other than the acquirer may purchase our stock at a discount. Our Board of Directors may terminate the rights plan at any time or under certain circumstances redeem the rights. Because the rights may substantially dilute the stock ownership of a person or group attempting to take us over without the approval of our Board of Directors, the plan could make it more difficult for a third party to acquire us (or a significant percentage of our outstanding capital stock) without first negotiating with our Board of Directors regarding such acquisition. These provisions and certain provisions of the Delaware General Corporation Law may have the effect of deterring hostile takeovers or otherwise delaying or preventing changes in our management or in the control of our company, including transactions in which our stockholders might otherwise receive a premium over the fair market value of our common stock.

The Committed Equity Financing Facility that we entered into with Kingsbridge in February 2007, or 2007 CEFF, may not be available to us if we elect to make a drawdown, may require us to make additional “blackout” or other payments to Kingsbridge, and may result in dilution to our stockholders.

The 2007 CEFF entitles us to sell and obligates Kingsbridge to purchase, from time to time over a period of three years, shares of our common stock for cash consideration, subject to certain conditions and restrictions. As of March 31, 2008, there were approximately 4.5 million shares remaining that may be sold under the 2007 CEFF. Kingsbridge will not be obligated to purchase shares under the 2007 CEFF unless certain conditions are met, which include a minimum price for our common stock; the accuracy of representations and warranties made to Kingsbridge; compliance with laws; effectiveness of the registration statement filed by us with the SEC; and the continued listing of our stock on the NASDAQ Global Market. In addition, Kingsbridge is permitted to terminate the 2007 CEFF if it obtains actual knowledge that a material and adverse event has occurred affecting our business, operations, properties or financial condition. If we are unable to access funds through the 2007 CEFF, or if the 2007 CEFF is terminated by Kingsbridge, we may be unable to access capital on favorable terms, or at all.

We are entitled, in certain circumstances, to deliver a blackout notice to Kingsbridge to suspend the registration statement filed by us with the SEC and prohibit Kingsbridge from selling shares under the registration statement. We may deliver a blackout notice, for example, at a time when we believe there may be a potential material development, premature disclosure of which would not be in the interests of our company or stockholders. If we deliver a blackout notice in the 30 calendar days following the settlement of a drawdown, or if the registration statement is not effective in circumstances not permitted by the agreement, then we must make a payment to Kingsbridge, or issue Kingsbridge additional shares in lieu of this payment, calculated on the basis of the number of shares held by Kingsbridge (exclusive of shares that Kingsbridge may hold pursuant to exercise of the Kingsbridge warrant) and the change in the market price of our common stock during the period in which the use of the registration statement is suspended. If the trading price of our common stock declines during a suspension of the registration statement, the blackout or other payment could be significant.

If we continue to sell shares to Kingsbridge under the 2007 CEFF, or issue shares in lieu of a blackout payment, it will dilute the holdings of our current stockholders, and may result in downward pressure on the price of our common stock. If we draw down under the 2007 CEFF, we will issue shares to Kingsbridge at a discount of up to 10% from the volume weighted average price of our common stock. If we draw down amounts under the 2007 CEFF when our share price is decreasing, we will need to issue more shares to raise the same amount than if our stock price was higher. Issuances in the face of a declining share price will cause even more dilution than if our share price were stable or increasing, and may further decrease our share price.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results, maintain investor confidence or prevent fraud.

Effective internal controls are necessary for us to provide reliable financial reports, maintain investor confidence and prevent fraud. As our operations have grown, as well as part of our examination of our internal systems in response to Sarbanes-Oxley requirements, we have discovered in the past, and may in the future discover, areas of our internal controls that could be improved. None of these issues have risen to the level that we were unable to attest to the effectiveness of our internal controls when we were required to do so. We cannot be certain that any measures that we take to improve our internal controls will ensure that we implement and maintain adequate controls over our financial processes and reporting in the future. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common stock.

Accounting pronouncements may impact our results of operations and financial position.

U.S. generally accepted accounting principles and related implementation guidelines and interpretations can be highly complex and involve subjective judgments. Changes in these rules or their interpretation, the adoption of new pronouncements or the application of existing pronouncements to changes in our business could significantly alter our financial statements and results of operations.

For example, on March 26, 2008, the Financial Accounting Standards Board, or FASB, directed its staff to proceed to a draft for vote of FASB Staff Position (FSP) APB 14-a, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement),” or FSP APB 14-a. The proposed FSP APB 14-a addresses instruments commonly referred to as Instrument C from EITF Issue

No. 90-19, “Convertible Bonds with Issuer Option to Settle for Cash upon Conversion,” which requires the issuer to settle the principal amount of an Instrument C security in cash and the conversion spread in cash or net shares at the issuer’s option. The proposed FSP APB 14-a requires bifurcation of the conversion option from the debt instrument, classification of the conversion option in equity, and then accretion of the resulting discount on the debt to result in additional interest expense being reported in the income statement. The proposed FSP APB 14-a will require retrospective application to all periods presented and as proposed would be effective for our 2009 fiscal year. The final FSP is expected to be substantially the same as originally proposed in the exposure draft. In addition, the FSP will require certain additional disclosures that were not included in the original proposal. We believe that if the FASB determines that we should account for Instrument C securities in the manner described above, the accounting for convertible senior notes would be affected and the impact to our financial statements and results of operations would need to be evaluated to determine the impact, if any.

Risks Related to Our Industry

In order for our products to be offered to the public, they must undergo extensive clinical testing and receive approval from the FDA and other regulatory agencies, which could delay or prevent the commercialization of our products.

Human therapeutic products must undergo rigorous preclinical and clinical testing and other premarket approval procedures by the FDA and similar authorities in foreign countries. Preclinical tests include laboratory evaluation of potential products and animal studies to assess the potential safety and efficacy of the product and its formulations. Initiation of clinical trials requires approval by health authorities. Clinical trials involve the administration of the investigational new drug to healthy volunteers or to patients under the supervision of a qualified principal investigator. Depending on the country in which the study is conducted, clinical trials are subject to compliance with the FDA and the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use Good Clinical Practices and the European Clinical Trials Directive under protocols that detail the objectives of the study, the parameters to be used to monitor safety and the efficacy criteria to be evaluated. Other national, foreign and local regulations may also apply. The developer of the drug must provide information relating to the characterization and controls of the product before administration to the patients participating in the clinical trials. This requires developing approved assays of the product to test before administration to the patient and during the conduct of the trial. In addition, developers of pharmaceutical products must provide periodic data regarding clinical trials to the FDA and other health authorities, and these health authorities or our Independent Data Monitoring Committees may issue a clinical hold upon, or terminate, a trial if they do not believe, or cannot confirm, that the trial can be conducted without unreasonable risk to the trial participants. The FDA or foreign health authorities could issue a clinical hold with respect to any of our clinical trials in the future. The results of the preclinical testing and clinical testing, together with chemistry, manufacturing and controls information, are submitted to the FDA and other health authorities in the form of a new drug application for a pharmaceutical product and in the form of a biologics license application for a biological product, requesting approval to commence commercial sales.

In responding to a new drug application or a biologics license application, the FDA or foreign health authorities may grant marketing approvals, request additional information or further research, or deny the application if it determines that the application does not satisfy its regulatory approval criteria. Regulatory approval of a new drug application, biologics license application, or supplement is never guaranteed, and the approval process can take several years and is extremely expensive. The FDA and foreign health authorities have substantial discretion in the drug and biologics approval processes. Despite the time and expense incurred, failure can occur at any stage, and we could encounter problems that cause us to abandon clinical trials or to repeat or perform additional preclinical, clinical or manufacturing-related studies. Approvals may not be granted on a timely basis, if at all, and if granted may not cover all the clinical indications for which we may seek approval. Also, an approval might contain significant limitations in the form of warnings, precautions or contraindications with respect to conditions of use.

In addition, during the course of the development and testing of human therapeutic products, improvements may be made and may have been made to processes, formulations or manufacturing methods or employ different manufacturing facilities. Such changes may be made to improve the product’s potential efficacy, make it easier to manufacture at scale, reduce variability, improve ability to meet specification, or for other reasons. As a result, certain of the products that are currently being tested in clinical trials are not identical to those used in previous clinical trials from which clinical data have been previously reported or may vary throughout the course of a clinical trial. Certain studies may be required in order to demonstrate the comparability of the products if additional manufacturing changes are introduced. There is no guarantee that the results of studies using the current versions of the products will be as successful as the results of earlier studies conducted using different versions of the products.

Even if our products are approved by regulatory authorities, if we fail to comply with ongoing regulatory requirements, or if we experience unanticipated problems with our products, these products could be subject to restrictions or withdrawal from the market.

Any product for which we obtain marketing approval, along with the manufacturing processes, post-approval preclinical, manufacturing, clinical and safety data and promotional activities for such product, will be subject to continual review and periodic inspections by the FDA and other regulatory bodies. Even if regulatory approval of a product is granted, the approval may be subject to limitations on the indicated uses for which the product may be marketed or contain requirements for costly post-marketing testing and surveillance to monitor the safety or efficacy of the product. Later discovery of previously unknown problems with our products including unanticipated adverse events of unanticipated severity or frequency, manufacturer or manufacturing problems, or failure to comply with regulatory requirements, may result in restrictions on such products or manufacturing processes, withdrawal of the products from the market, additional clinical trials, additional marketing application requirements, voluntary or mandatory recall, fines, suspension of regulatory approvals, product seizures or detention, injunctions or the imposition of civil or criminal penalties.

We are subject to federal, state, local and foreign laws and regulations, and complying with these may cause us to incur significant costs.

Our research, product development and manufacturing activities involve the controlled use of hazardous materials, and we may incur significant costs as a result of the need to comply with numerous laws and regulations. We are subject to laws and regulations enforced by the FDA, the DEA, the CDHS, foreign health authorities and other regulatory statutes including the Occupational Safety and Health Act, the Environmental Protection Act, the Toxic Substances Control Act, the Food, Drug and Cosmetic Act, the Resource Conservation and Recovery Act, and other current and potential federal, state, local and foreign laws and regulations governing the use, manufacture, storage, handling and disposal of our products, materials used to develop and manufacture our products, and resulting waste products.

We cannot completely eliminate the risk of contamination or injury, by accident or as the result of intentional acts from these materials. In the event of an accident, we could be held liable for any damages that result, and any resulting liability could exceed our resources. We do not carry insurance for potential exposures which could result from these risks. We may also be required to incur significant costs to comply with environmental laws and regulations in the future.

The continuing efforts of governmental and third-party payers to contain or reduce the costs of healthcare may restrict pricing of our products and reimbursement from third party payers, which may reduce demand for and the profitability of our products.

Because of the considerable pressure to reduce the cost of biotechnology and pharmaceutical products, there is uncertainty related to the extent to which third-party payers will cover and pay for newly approved therapies. Our potential products represent a new mode of therapy, and while the cost-benefit ratio of the products may be favorable, we expect that the costs associated with our products will be substantial. Acceptance and sales of our future products will depend in part upon coverage and third party payment amounts from third-party payers, including government agencies, private health care insurers and other health care payers, such as health maintenance organizations, and self-insured employee plans. Reimbursement from these organizations may become more restrictive in the future. Our proposed products may not be considered cost-effective by third-party payers. Insurance coverage might not be provided by third-party payers at all or may be provided only after substantial delay. Even if such coverage is provided, the approved third-party payment amounts might not be sufficient to permit widespread acceptance of our products. Any such cost control initiatives could lessen our ability to commercialize our products, decrease the price that we would receive for products that are commercialized, if any, and may impede the ability of patients using our products to obtain reimbursement under their insurance programs.

The pricing of our future products in the United States and elsewhere may also be influenced in part by government restrictions on the pricing and profitability of prescription pharmaceuticals. In the United States, there have been, and we expect that there will continue to be, a number of federal and state proposals to implement more rigorous provisions relating to government payment levels. While we cannot predict whether the government will adopt any such legislative or regulatory proposals, the announcement or adoption of these proposals could impair our business, results of operations, financial condition, cash flow and future prospects.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents we have filed with the SEC that are incorporated herein by reference and that are referenced under the section entitled “Information Incorporated by Reference into this Prospectus Supplement” on page S-35 contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our management’s judgment regarding future events. In many cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “plan,” “expect,” “anticipate,” “estimate,” “believe,” “predict,” “intend,” “potential,” or “continue” or the negative of these terms or other words of similar import, although some forward-looking statements are expressed differently. All statements, other than statements of historical fact, included in this prospectus supplement regarding our financial position, business strategy and plans or objectives for future operations are forward-looking statements. Without limiting the broader description of forward-looking statements above, we specifically note that statements regarding timelines for initiating new clinical trials, planned announcements of clinical data, other plans for clinical trials, the possibility of obtaining regulatory approval, our ability to manufacture and sell any products, potential drug candidates, their potential therapeutic effect, market acceptance or our ability to earn a profit from sales or licenses of any drug candidate, our ability to discover new drugs in the future, and our ability to maintain and establish future collaborative arrangements are all forward-looking in nature. We cannot guarantee the accuracy of the forward-looking statements, and you should be aware that results and events could differ materially and adversely from those contained in the forward-looking statements due to a number of factors, including:

•	our ability to achieve positive results in clinical trials;

•	our success in receiving and maintaining required regulatory approvals;

•	our ability to successfully commercialize our products;

•	our ability to manufacture our products;

•	our ability to maintain existing and enter into future collaborative agreements;

•	uncertainty regarding our patents and patent rights;

•	compliance with current or prospective governmental regulation;

•	competing technologies and projects and technological change; and

•	general economic conditions.

You should also consider carefully the statements set forth in the section entitled “Risk Factors” and other sections of this prospectus supplement, the accompanying prospectus and in the other documents we have filed with the SEC and that are incorporated in this prospectus supplement by reference, which address these and additional factors that could cause results or events to differ from those set forth in the forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. We undertake no obligation to update any of these forward-looking statements, except as required by law, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of securities to be offered by this prospectus supplement will be approximately $             million, after deducting the placement agent fees and estimated expenses of this offering. In addition, if all of the warrants offered by this prospectus supplement are exercised in full for cash, we will receive approximately an additional $             million in cash. There can be no assurance that we will be successful in selling any or all of the securities offered hereby. Because there is no minimum offering amount required as a condition to closing in this offering, we may sell less than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us.

We intend to use the net proceeds from the sale of the securities in this offering to fund development of our GVAX immunotherapy and other product candidates and for general corporate purposes.

At this time, we have not determined the approximate amount of net proceeds that will be allocated to each of the uses of proceeds stated above. In addition, we may use the net proceeds from this offering for a variety of other corporate uses, including in-licenses or acquisitions of complementary products, technologies or companies, although we currently have no commitments or agreements for any such transactions. Our management will retain broad discretion as to the allocation of the net proceeds from this offering. Pending application of the net proceeds as described above, we intend to invest the funds in investment-grade securities and money market funds.

DILUTION

If you invest in our common stock and warrants, your interest will be diluted to the extent of the difference between the price per share you pay and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value as of March 31, 2008 was approximately $14.3 million, or $0.18 per share of common stock. Net tangible book value per share is equal to our total tangible assets minus total liabilities, divided by the number of shares of common stock outstanding as of March 31, 2008. After giving effect to the sale by us of              shares of common stock and warrants to purchase              shares of common stock at an offering price of $             for one share of common stock and one warrant to purchase              shares of common stock (and excluding shares of common stock issued and any proceeds received upon exercise of warrants), after deducting the placement agent fees and estimated expenses of this offering, our as adjusted net tangible book value would have been approximately $             million, or $             per share of common stock. This represents an immediate increase in net tangible book value of $             per share to our existing stockholders and an immediate dilution of $             per share to anyone who purchases our common stock and warrants at $             for one share of common stock and one warrant to purchase              shares of common stock. The following table illustrates this calculation on a per share basis:

Assumed public offering price for one share of common stock and one warrant to purchase shares of common stock		$
Net tangible book value per share as of March 31, 2008	$
Increase per share attributable to the offering

As adjusted net tangible book value per share as of March 31, 2008 after giving effect to this offering

Dilution per share to new investors		$

The foregoing table is based on 78,755,234 shares of common stock outstanding as of March 31, 2008 and does not take into effect further dilution to new investors that could occur upon:

•	the exercise of outstanding options having a per share exercise price less than the offering price;

•	up to approximately 4.5 million shares of common stock that may be issued in the future under our Committed Equity Financing Facility with Kingsbridge Capital Limited entered into on February 5, 2007;

•	32,000 shares of common stock issuable on June 29, 2008 upon the vesting of restricted stock units as of March 31, 2008; and

•	813,470 shares of common stock issuable on July 30, 2008 upon the vesting of restricted stock units as of March 31, 2008.

As of March 31, 2008, there were:

•	10,564,127 shares of common stock issuable upon exercise of outstanding options at a weighted average exercise price of $7.37 per share;

•	15,934,066 shares of common stock issuable upon conversion of our 3.125% convertible senior notes due 2011;

•	375,000 shares of common stock issuable at an exercise price of $9.12 per share upon the exercise of a warrant to purchase common stock issued to Kingsbridge Capital Limited in March 2006;

•	421,918 shares of common stock issuable at an exercise price of $4.68 per share upon the exercise of a warrant to purchase common stock issued to Kingsbridge Capital Limited in February 2007;

•	2,162,162 shares of common stock issuable at an exercise price of $7.18 per share upon the exercise of warrant to purchase common stock issued as part of a registered direct offering in April 2007;

•	2,303,239 shares of common stock reserved for future awards and issuances under our equity compensation plans as of March 31, 2008; and

•	124,955 shares of common stock reserved for future issuances under our employee stock purchase plan as of March 31, 2008.

DESCRIPTION OF CAPITAL STOCK

General

As of the date of this prospectus, our authorized capital stock consists of 155,000,000 shares. Those shares consist of 150,000,000 shares designated as common stock, $0.001 par value, and 5,000,000 shares designated as preferred stock, $0.001 par value. The only equity securities currently outstanding are shares of common stock. As of March 31, 2008, there were 78,755,234 shares of common stock issued and outstanding.

The following description summarizes the material terms of our capital stock. This summary is, however, subject to the provisions of our certificate of incorporation and any applicable certificate of designations for a series of preferred stock, and by the provisions of applicable law.

Common Stock

Each holder of common stock is entitled to one vote for each share held on all matters to be voted upon by the stockholders, except that all holders are entitled to cumulate their votes in the election of directors. Every stockholder voting in the election of directors may cumulate his or her votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by that stockholder, or distribute these votes on the same principle among as many candidates as the stockholder may select, provided that votes cannot be cast for more candidates than the number of directors to be elected.

Holders of our common stock are entitled to receive dividends declared by our board of directors out of funds legally available for the payment of dividends, subject to the rights, if any, of preferred stockholders. After the payment of liquidation preferences to holders of any preferred stock, holders of common stock are entitled to receive, on a pro rata basis, all our remaining assets available for distribution to stockholders in the event of our liquidation, dissolution or winding up. Holders of common stock do not have any preemptive right to become subscribers or purchasers of additional shares of any class of our capital stock. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Our board of directors has the authority, without stockholder consent, subject to certain limitations imposed by law or our certificate of incorporation, to issue one or more series of preferred stock at any time. The rights, preferences and restrictions of the preferred stock of each such series will be fixed by a certificate of designation relating to each particular series.

Although it has no present intention to do so, our board of directors, without stockholder approval, may issue preferred stock with voting and conversion rights that could adversely affect the voting power of the holders of common stock. If we issue preferred stock, it may have the effect of delaying, deferring or preventing a change of control.

Stockholder Rights Plan

In July 1995, our board of directors adopted a stockholder rights plan, which we amended in July 2000. Pursuant to the stockholder rights plan, we made a dividend distribution of one preferred share purchase right on each share of our common stock outstanding on August 21, 1995 and/or each share of our common stock issued after that date. Each right entitles stockholders to buy a fraction of a share of our Series A preferred stock, with economic terms similar to that of one share of common stock, at an exercise price of $300.00, subject to adjustment. Each right will become exercisable following the earlier of (a) the tenth day after the announcement that a person or group has acquired 15% or more of our common stock or (b) the tenth business day after commencement of a tender or exchange offer by a person or group is announced, the consummation of which would result in ownership by the person or group of 15% or more of our common stock.

Following the exercisability of the rights, once an acquiring person has obtained 15% or more of our common stock, each right (other than any rights held by the acquiring person itself or its affiliates) will entitle the holder of the right to purchase, for the specified exercise price, a number of shares of our common stock having a then current value equal to twice the exercise price. In addition, after the rights become exercisable and after an acquiring person has obtained 15% or more of our common stock, if: (1) we merge into another entity; (2) another entity merges into us; or (3) we sell more than 50% of our assets or earning power (as determined by our board of directors in good faith), then each right (other than any rights held by the acquiring person or its affiliates) shall entitle the holder of the right to purchase, for the specified exercise price, a number of shares of common stock of the person engaging in the transaction with us having a then-current market value equal to twice the exercise price. At any time after an acquiring person obtains 15% or more of our common stock and prior to the acquisition by that person of 50% of our outstanding common stock, our board of directors may elect to exchange the rights (other than any rights held by the acquiring person or its affiliates), in whole or in part, for shares of our common stock at an exchange ratio of one share per right, subject to adjustment. We are entitled to redeem the rights at a price of $.001 per right (in cash or common stock), subject to adjustment, at any time before the earlier of: (i) the fifth day following the day that a person or group announces an acquisition of 15% or more of our common stock; or (ii) the final expiration date of the rights. The exercise price, the number of rights and the number of shares issuable upon exercise of the rights are subject to anti-dilution adjustments as described in the stockholder rights plan. Certain of these terms may be modified at the discretion of our board of directors, as described in the stockholder rights plan. Unless earlier exercised, exchanged or redeemed, the rights expire on July 27, 2010.

Potential Anti-takeover Effects

The stockholder rights plan and some provisions of our certificate of incorporation and bylaws may have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire control of Cell Genesys. This could limit the price that certain investors might be willing to pay in the future for shares of our common stock.

Our certificate of incorporation and bylaws allow us to:

•	issue preferred stock without any vote or further action by our stockholders;

•	eliminate the right of stockholders to act by written consent without a meeting;

•	specify procedures for director nominations by stockholders and submission of other proposals for consideration at stockholder meetings; and

•	have cumulative voting in the election of directors.

We are subject to provisions of Delaware law that could also delay or make more difficult a merger, tender offer or proxy contest involving Cell Genesys. In particular, Section 203 of the Delaware General Corporation Law prohibits a Delaware corporation from engaging in any business combination with any stockholder for a period of three years unless the transaction meets certain conditions.

The stockholder rights plan, the possible issuance of preferred stock, the procedures required for director nominations and stockholder proposals and Delaware law could have the effect of delaying, deferring or preventing a change in control of Cell Genesys, including without limitation discouraging a proxy contest or making more difficult the acquisition of a substantial block of our common stock.

Warrants

2007 Registered Direct Offering Warrants. We issued warrants in a registered direct offering on April 11, 2007 to purchase 2,162,162 shares of our common stock at a price of $7.18 per share. These warrants became exercisable beginning October 12, 2007 and are exercisable for a period of four and a half years thereafter.

2007 CEFF Warrant. We issued a warrant to Kingsbridge on February 5, 2007 to purchase 421,918 shares of our common stock at a price of $4.68 per share. This warrant became exercisable beginning August 5, 2007 and is exercisable for a period of five years thereafter. Under the terms of the warrant, as subsequently amended and currently in force and effect, the warrant may not be exercised to the extent that such exercise would cause the warrant holder to beneficially own (or be deemed to beneficially own) a number of shares of our common stock which would exceed 19.9% of our then outstanding shares of common stock following such exercise.

2006 CEFF Warrant. We previously issued a warrant to Kingsbridge on March 14, 2006 to purchase 375,000 shares of common stock at a price of $9.12 per share. This warrant became exercisable beginning September 14, 2006 and is exercisable for a period of five years thereafter.

Other Outstanding Warrants. There are no other warrants outstanding, except for the warrants proposed to be issued herein.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company. Their address is P.O. Box 43023, Providence, Rhode Island 02940-3023, and their telephone number is (781) 575-2879.

DESCRIPTION OF WARRANTS

In this offering, we are offering              shares of our common stock and warrants to purchase              shares of common stock. This prospectus also relates to the offering of shares of our common stock issuable upon exercise, if any, of the warrants. The warrants offered in this offering will be issued pursuant to a subscription agreement between each of the investors and us. You should review a copy of the subscription agreement, and the form of warrant, which is attached thereto and which will be filed as an exhibit to a Current Report on Form 8-K filed with the Securities and Exchange Commission in connection with this offering, for a complete description of the terms and conditions applicable to the warrants. The following is a brief summary of the warrants and is subject in all respects to the provisions contained in the warrants.

Exercise Price. Each warrant represents the right to purchase up to              shares of common stock at an exercise price equal to $             per share. The exercise price and the number of shares underlying the warrants are subject to adjustment in the event of stock splits, stock dividends on our common stock, stock combinations or similar events affecting our common stock.

Exercise Period and Exercisability. Each warrant may be exercised during the period on or after November     , 2008 through and including                 , 2015. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). Except upon at least 61 days’ prior notice from the holder to us, the holder will not have the right to exercise any portion of the warrant if the holder would beneficially own in excess of 9.99% of the number of shares of our common stock (including securities convertible into common stock) outstanding immediately after the exercise.

Cashless Exercise. The warrants will be exercisable on a cashless basis, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice, by canceling a portion of the warrant in payment of the purchase price payable in respect of the number of shares of our common stock purchased upon such exercise.

Purchase Rights, Fundamental Transactions and Change of Control. If we sell or grant any rights to purchase stock, warrants or securities or other property to our stockholders on a pro rata basis, we will provide the holders of warrants with the right to acquire, upon the same terms, the securities subject to such purchase rights as though the warrant had been exercised immediately prior to the declaration of such rights. If we consummate any fundamental transaction, as described in the warrants and generally including any consolidation or merger into another corporation, the consummation of a transaction whereby another entity acquires more than 50% of our outstanding common stock, or sell all or substantially all of our assets, or other transaction in which our common stock is converted into or exchanged for other securities or other consideration, the holder of any warrants will thereafter receive upon exercise of the warrants, the securities or other consideration to which a holder of the number of shares of common stock then deliverable upon the exercise or conversion of such warrants would have been entitled upon such consolidation or merger or other transaction. A sale of all or substantially all our assets for consideration consisting primarily of securities shall be deemed a consolidation or merger. In addition, in the event of a fundamental transaction that constitutes a change of control as defined in the warrants, we or any successor entity will pay at the holder’s option, exercisable at any time concurrently with or within 90 days following the consummation of the transaction, an amount of cash equal to the value of the unexercised warrants held by such holder as determined in accordance with the Black-Scholes option pricing formula.

Fractional Shares. No fractional shares of common stock will be issued in connection with the exercise of a warrant. All exercise shares (including fractions) issuable upon exercise of a warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, we will round down to the nearest whole number.

Transferability. A warrant may be transferred by a holder without our consent, upon surrender of the warrant to us, properly endorsed (by the holder executing an assignment in the form attached to the warrant).

No Listing. The warrants will not be listed on any securities exchange or automated quotation system and we do not intend to arrange for any exchange or quotation system to list or quote the warrants.

PLAN OF DISTRIBUTION

Credit Suisse Securities (USA) LLC, Canaccord Adams Inc. and Cantor Fitzgerald & Co., which we refer to as the placement agents, have entered into a placement agency agreement with us in which Credit Suisse Securities (USA) LLC has agreed to act as our lead placement agent and Canaccord Adams Inc. and Cantor Fitzgerald & Co. have agreed to act as co-placement agents in connection with the offering. Under the placement agency agreement, the placement agents have agreed, on a best efforts basis, to introduce us to investors who will purchase the common stock and warrants. The placement agents have no obligation to buy any of the shares or warrants from us or to arrange the purchase or sale of any specific number or dollar amount of the shares or warrants. We will enter into subscription agreements directly with investors in connection with this offering.

Certain investor funds may be deposited into an escrow account set up at JPMorgan Chase Bank, N.A., as escrow agent. The escrow agent will not accept any investor funds until the date of this prospectus supplement. Before the closing date, the escrow agent will notify the placement agents when funds to pay for the common stock and warrants offered hereby have been received. We will deposit the shares with The Depository Trust Company upon receiving notice from the placement agents. At the closing, The Depository Trust Company will credit the shares to the respective accounts of the investors, and we will issue to the investors the warrants. If the conditions to this offering are not satisfied or waived, then all investor funds that were deposited into escrow will be returned to investors and this offering will terminate.

We have agreed to pay the placement agents an aggregate fee equal to     % of the gross proceeds of this offering. The following table shows the per common stock and warrant and total fees we will pay to the placement agents assuming all of the common stock and warrants offered by this prospectus supplement (other than the shares issuable upon exercise of the warrants) are issued and sold by us.

Placement Fees	Per Common Stock and Warrant	Total
Common stock and warrants offered hereby	$	$

Because there is no minimum offering amount required as a condition to closing, the actual total may be less than the maximum total set forth above.

We estimate that our total expenses of this offering, excluding the placement agent fees, will be approximately $500,000.

In no event will the total amount of compensation paid to any member of the National Association of Securities Dealers upon completion of this offering exceed 8.0% of the maximum gross proceeds of this offering.

We have agreed that we will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 relating to, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, without the prior written consent of Credit Suisse Securities (USA) LLC for a period of 90 days after the date of this prospectus supplement, except issuances pursuant to the exercise of employee stock options or warrants outstanding on the date hereof or pursuant to conversion of our convertible notes outstanding on the date hereof. However, in the event that either (1) during the last 17 days of the “lock-up” period, we release earnings results or material news or a material event relating to us occurs or (2) prior to the expiration of the “lock-up” period, we announce that we will release earnings results during the 16-day period beginning on the last day of the “lock-up” period, then in either case the expiration of the “lock-up” will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or event, as applicable, unless Credit Suisse Securities (USA) LLC waives, in writing, such an extension.

Our officers and directors have agreed that, with limited exceptions, they will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock, whether any of these transactions are to be settled by delivery of our common stock or other securities, in cash or otherwise, or publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC for a period of 90 days after the date of this prospectus supplement. However, in the event that either (1) during the last 17 days of the “lock-up” period, we release earnings results or material news or a material event relating to us occurs or (2) prior to the expiration of the “lock-up” period, we announce that we will release earnings results during the 16-day period beginning on the last day of the “lock-up” period, then in either case the expiration of the “lock-up” will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or event, as applicable, unless Credit Suisse Securities (USA) LLC waives, in writing, such an extension.

We have agreed to indemnify the placement agents against liabilities relating to the offering, including liabilities under the Securities Act of 1933, or to contribute to payments that the placement agents may be required to make in that respect.

From time to time, the placement agents and their affiliates have provided, and may from time to time in the future provide, investment banking and other services to us for which they receive customary fees and commissions.

The placement agents have informed us that they do not intend to engage in overallotment, stabilizing transactions or syndicate covering transactions in connection with this offering.

A prospectus supplement and the accompanying prospectus in electronic format may be made available on the web sites maintained by the placement agents and the placement agents may distribute the prospectus supplement and the accompanying prospectus electronically.

NOTICE TO CANADIAN RESIDENTS

Resale Restrictions

The distribution of the shares of common stock and warrants in Canada is being made only on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of the shares of common stock and warrants are made. Any resale of the shares of common stock and warrants in Canada must be made under applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the shares of common stock and warrants.

Representations of Purchasers

By purchasing shares of common stock and warrants in Canada and accepting a purchase confirmation a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

•	the purchaser is entitled under applicable provincial securities laws to purchase the shares of common stock and warrants without the benefit of a prospectus qualified under those securities laws,

•	where required by law, that the purchaser is purchasing as principal and not as agent,

•	the purchaser has reviewed the text above under Resale Restrictions, and

•

the purchaser acknowledges and consents to the provision of specified information concerning its purchase of the shares of common stock and warrants to the regulatory authority that by law is entitled to collect the information.

Further details concerning the legal authority for this information is available on request.

Rights of Action—Ontario Purchasers Only

Under Ontario securities legislation, certain purchasers who purchase a security offered by this prospectus supplement and accompanying prospectus during the period of distribution will have a statutory right of action for damages, or while still the owner of the shares of common stock and warrants, for rescission against us in the event that this prospectus supplement and accompanying prospectus contain a misrepresentation without regard to whether the purchaser relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for the shares of common stock and warrants. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for the shares of common stock and warrants. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us. In no case will the amount recoverable in any action exceed the price at which the shares of common stock and warrants were offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of the shares of common stock and warrants as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

Canadian purchasers of shares of common stock and warrants should consult their own legal and tax advisors with respect to the tax consequences of an investment in the shares of common stock and warrants in their particular circumstances and about the eligibility of the for investment by the purchaser under relevant Canadian legislation.

LEGAL MATTERS

Certain legal matters will be passed upon for us by O’Melveny & Myers LLP, San Francisco, California. Pillsbury Winthrop Shaw Pittman LLP, San Francisco, California, is acting as counsel for the placement agents in connection with certain legal matters relating to this offering.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007, and management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2007, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the accompanying prospectus. Our financial statements and management’s assessment are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. In addition, we have filed with the SEC a registration statement on Form S-3, of which the accompanying prospectus is a part, under the Securities Act of 1933, as amended, with respect to the securities offered hereby. You may read and copy any document that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E. Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to you free of charge at the SEC’s web site at http://www.sec.gov.

INFORMATION INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT

The SEC allows us to “incorporate by reference” the information we file with it. This means that we can disclose important information to you without setting it out in this prospectus supplement, by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede previously filed information, including information contained in this document. In addition, to the extent information contained in this prospectus supplement is in conflict with that set forth in the prospectus or incorporated by reference into the prospectus, the information in this prospectus supplement shall govern. Our SEC file number for all documents filed under the Securities Exchange Act of 1934, as amended, is 000-19986. We incorporate by reference the documents listed below, as well as any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until this offering is complete (other than those portions of such documents that have been furnished rather than filed in accordance with the applicable rules and regulations promulgated by the SEC):

•

our Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the Commission on February 28, 2008, including certain information incorporated by reference therein from our Definitive Proxy Statement for our 2008 Annual Meeting of Stockholders filed with the Commission on April 17, 2008;

•	our Quarterly Report on Form 10-Q for the period ended March 31, 2008, as filed with the Commission on May 1, 2008;

•	our Current Reports on Form 8-K as filed with the Commission on January 15, 2008 and March 31, 2008, respectively; and

•	the description of our Preferred Shares Rights Agreement contained in Amendment No. 1 to our Registration Statement on Form 8-A filed on July 28, 2000 pursuant to Section 12(g) of the Exchange Act.

If you make a request for this information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference in the registration statement of which this prospectus supplement and the accompanying prospectus is a part. Requests for this information should be submitted to us at the following address:

Cell Genesys, Inc.

500 Forbes Boulevard

South San Francisco, California 94080

Attention: Investor Relations

(650) 266-3000

PROSPECTUS

$150,000,000

CELL GENESYS, INC.

Common Stock

Preferred Stock

Depository Shares

Warrants

Debt Securities

We may offer and sell an indeterminate number of shares of our common stock, preferred stock, depository shares, warrants and debt securities from time to time under this prospectus. We may offer these securities separately or as units, which may include combinations of the securities. We will describe in a prospectus supplement, which must accompany this prospectus, the securities we are offering and selling, as well as the specifications of the securities.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” beginning on page 19.

Our common stock is quoted on NASDAQ Global Market under the symbol “CEGE.” On April 27, 2007, the last reported sale price of our common stock was $4.59 per share.

The mailing address and telephone number of our principal executive offices is 500 Forbes Boulevard, South San Francisco, California 94080; (650) 266-3000.

Investing in our securities involves risks. See “ Risk Factors” beginning on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

The date of this prospectus is May 16, 2007.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under the shelf registration process, we may sell our common stock, preferred stock, depository shares, warrants or debt securities in one or more offerings up to an aggregate dollar amount of $150,000,000.00. This prospectus provides you with a general description of the securities we may offer. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of the securities offered. We may also add, update or change in a prospectus supplement any of the information contained in this prospectus or in documents we have incorporated by reference into this prospectus. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus and the prospectus supplements, includes the material information relating to this offering. You should carefully read both this prospectus and the applicable prospectus supplement together with the additional information described herein under “Where You Can Find More Information” before buying securities in this offering.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We and our agents reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. A prospectus supplement, which we will provide to you each time we offer securities, will provide the names of any underwriters, dealers, or agents involved in the sale of the securities, and any applicable fee, commission or discount arrangements with them.

You should rely only on the information contained in or incorporated by reference into this document. We have not authorized anyone to provide you with information that is different. This document may be used only where it is legal to sell these securities. This document is not an offer to sell, or a solicitation of an offer to buy, in any state where the offer or sale is prohibited. The information in this document is accurate only on the date of this document and may become obsolete later. Neither the delivery of this document, nor any sale made under this document will, under any circumstances, imply that the information in this document is correct as of any date after the date of this prospectus.

As used in this prospectus, “Cell Genesys,” “company,” “we,” “our,” and “us” refer to Cell Genesys, Inc., except where the context otherwise requires or as otherwise indicated.

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SUMMARY

This summary contains basic information about us and this prospectus and the information incorporated by reference in this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing. You should read this entire prospectus and the other documents which are incorporated by reference in this prospectus carefully, including the section titled “Risk Factors” and our financial statements and the notes thereto, before making an investment in our securities.

Cell Genesys, Inc.

We are a biotechnology company focused on the development and commercialization of novel biological therapies for patients with cancer. We are currently developing cell-based cancer immunotherapies and oncolytic virus therapies to treat different types of cancer. Our clinical stage cancer programs involve cell- or viral-based products that have been modified to impart disease-fighting characteristics that are not found in conventional chemotherapeutic agents. As part of our GVAXtm cancer immunotherapy programs, we are conducting two Phase 3 clinical trials in prostate cancer and Phase 2 trials in each of pancreatic cancer and leukemia. We initiated our international Phase 3 clinical trials for GVAX immunotherapy for prostate cancer in July 2004 and June 2005, each under a Special Protocol Assessment (“SPA”) with the United States Food and Drug Administration (“FDA”). In May 2006, we were granted Fast Track designation for GVAX immunotherapy for prostate cancer by the FDA. Fast Track designation can potentially facilitate development and expedite the review of Biologics License Applications by the FDA. In our oncolytic virus therapies program, which we are developing in part through a global alliance with Novartis AG (“Novartis”), we are conducting a multiple dose Phase 1 clinical trial of CG0070 in recurrent bladder cancer. We also have other preclinical oncolytic virus therapy programs, including CG5757, evaluating potential therapies for multiple types of cancer.

Our Clinical Pipeline

Product Candidates	Targeted Indication	Status	Commercialization Rights
GVAX Cancer
Immunotherapies:
Prostate Cancer	Prostate cancer (hormone-refractory metastatic disease)	Phase 3	Cell Genesys
Pancreatic Cancer	Resectable pancreatic cancer	Phase 2	Cell Genesys
Leukemia	Acute myelogenous leukemia	Phase 2	Cell Genesys
	Chronic myelogenous leukemia	Phase 2	Cell Genesys

Oncolytic Virus Therapy:
CG0070	Recurrent bladder cancer	Phase 1	Cell Genesys/Novartis

Our GVAX Cancer Immunotherapy Program

Our GVAX immunotherapies are cancer treatments designed to stimulate the patient’s immune system to effectively fight cancer. GVAX cancer immunotherapies are comprised of tumor cells that are genetically modified to secrete an immune-stimulating cytokine known as granulocyte-macrophage colony-stimulating factor, or GM-CSF, and are then irradiated for safety. Since GVAX cancer immunotherapies consist of whole tumor cells, the cancer patient’s immune system can be activated against multiple tumor cell components (antigens), potentially resulting in greater clinical benefit than if the immunotherapy consisted of only a single tumor cell component. Additionally, the secretion of GM-CSF by the modified tumor cells can greatly enhance the immune response by recruiting and activating dendritic cells at the injection site, a critical step in the optimal response by the immune system to any immunotherapy product. The antitumor immune response which occurs throughout the body following administration of a GVAX product can potentially result in the destruction of tumor cells that persist or recur following surgery, radiation therapy or chemotherapy treatment.

More than 600 patients have received our GVAX cancer immunotherapies in multiple Phase 1 and 2 clinical trials to date, and the immunotherapies have been shown to have a favorable side effect profile that avoids many of the toxicities associated with conventional cancer therapies. GVAX cancer immunotherapies can be conveniently administered in an outpatient setting as an injection into the skin, a site where immune cells, including in particular dendritic cells, can be optimally accessed and activated. Our GVAX cancer immunotherapies are being tested as non patient-specific, or allogeneic, products. We intend to develop these immunotherapies as “off-the-shelf” pharmaceutical products.

Our Oncolytic Virus Therapies Program

Our oncolytic virus therapies program utilizes adenovirus, one of the viruses responsible for the common cold, to create viruses that can kill cancer cells. The virus is engineered to selectively replicate in targeted cancer cells, thereby killing these cells and leaving healthy normal cells largely unharmed. The virus replicates in cancer cells until the cancer cells can no longer contain the virus and burst. The tumor cell is destroyed and the newly created viruses are believed to spread to neighboring cancer cells to continue the cycle of viral replication and tumor cell destruction.

CG0070, an oncolytic virus therapy with specificity for multiple cancers, has been evaluated in numerous preclinical studies. CG0070 is the first “armed” oncolytic virus therapy developed by Cell Genesys, so-named because it has been engineered to secrete GM-CSF, an immune-stimulating hormone, which also serves as the adjuvant in our GVAX cancer immunotherapy platform. As a result, CG0070 can potentially destroy cancer cells by two different mechanisms: direct cell-killing by the virus and immune-mediated cell-killing stimulated by GM-CSF. In early 2005, we announced that an Investigational New Drug (IND) application filed with the FDA for CG0070 had become effective. We initiated a Phase 1 clinical trial in patients with recurrent bladder cancer in April 2005. In July 2006, we announced that enrollment has been opened for an expanded multi-center Phase 1 clinical trial of CG0070 to evaluate escalating multiple-dose regimens of CG0070 and to include up to 45 additional patients who have failed previous therapy with Bacillus Calmette-Guerin (BCG), the current standard therapy for recurrent bladder cancer. The expansion of the trial from single-dose to multiple-dose regimens was prompted by data reported for the single-dose trial at the May 2006 meeting of the American Urological Association including a complete anti-tumor response at follow-up cystoscopy at approximately three months in three of the nine patients evaluable to date. The duration of the complete responses after just a single administration of CG0070 were 6, 9, and 3+ months respectively. Treatment was generally tolerable and the majority of treatment-related side effects were local bladder toxicities. We are developing our oncolytic virus therapies program in part through a global alliance with Novartis.

Our Business Strategy

Our objective is to become a leading biotechnology company focused on discovering, developing and commercializing innovative treatments for cancer. Key elements of our strategy are to:

•	Develop and commercialize GVAX immunotherapy for prostate cancer while continuing to build a portfolio of innovative cell- and viral-based oncology products;

•	Focus on “off-the-shelf” products;

•	Use established in-house manufacturing capabilities for Phase 3 clinical trials and initial market launch; and

•	Commercialize products initially through partnerships that maintain at least co-promotion rights in the United States.

General

Cell Genesys was incorporated in the State of Delaware in 1988. Our common stock trades on the NASDAQ Global Market under the symbol “CEGE.” Our principal executive offices are located at 500 Forbes Boulevard, South San Francisco, California 94080, and our phone number is (650) 266-3000. Our Internet home page is located at http://www.cellgenesys.com; however, the information in, or that can be accessed through, our home page is not part of, or incorporated into, this prospectus and should not be relied upon in making a decision of whether or not to invest in our securities.

FORWARD-LOOKING STATEMENTS

The prospectus, including the information we incorporate herein by reference, contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our management’s judgment regarding future events. In many cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “plan,” “expect,” “anticipate,” “estimate,” “believe,” “predict,” “intend,” “potential,” or “continue” or the negative of these terms or other words of similar import, although some forward-looking statements are expressed differently. All statements, other than statements of historical fact, included in this prospectus regarding our financial position, business strategy and plans or objectives for future operations are forward-looking statements. Without limiting the broader description of forward-looking statements above, we specifically note that statements regarding timelines for initiating new clinical trials, planned announcements of clinical data, other plans for clinical trials, the possibility of obtaining regulatory approval, our ability to manufacture and sell any products, potential drug candidates, their potential therapeutic effect, market acceptance or our ability to earn a profit from sales or licenses of any drug candidate, our ability to discover new drugs in the future, and our ability to establish future collaborative arrangements are all forward-looking in nature. We cannot guarantee the accuracy of the forward-looking statements, and you should be aware that results and events could differ materially and adversely from those contained in the forward-looking statements due to a number of factors, including:

•	our failure to achieve positive results in clinical trials;

•	our failure to receive and maintain required regulatory approvals;

•	our failure to successfully commercialize our products;

•	our inability to manufacture our products;

•	variability of our revenue;

•	our ability to enter into future collaborative agreements;

•	uncertainty regarding our patents and patent rights;

•	compliance with current or prospective governmental regulation;

•	technological change; and

•	general economic conditions.

You should also consider carefully the statements set forth in the section entitled “Risk Factors,” beginning on page 4 of this prospectus and other sections of this prospectus and in the other documents we have filed with the SEC and that are incorporated in this prospectus by reference, which address these and additional factors that could cause results or events to differ from those set forth in the forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. We undertake no obligation to update any of these forward-looking statements, except as required by law, whether as a result of new information, future events or otherwise.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described below and in any prospectus supplements and the other information in this prospectus and any prospectus supplements. If any of these risks occur, our business could be materially harmed, and our financial condition and results of operations could be materially and adversely affected. As a result, the price of our common stock could decline, and you could lose all or part of your investment.

Risks Related to Our Company

Our products are in developmental stage, are not approved for commercial sale and might not ever receive regulatory approval or become commercially viable.

All of our potential cancer immunotherapies and oncolytic virus therapies are in research and development. We have not generated any revenues from the sale of products. We do not expect to generate any revenues from product sales for at least the next several years. Our products currently under development will require significant additional research and development efforts, including extensive preclinical and clinical testing and regulatory approval, prior to commercial use. Our research and development efforts may not be successful, and any of our future products may not be ultimately commercially successful. Even if developed, our products may not receive regulatory approval or be successfully introduced and marketed at prices that would permit us to operate profitably.

Our cancer immunotherapies and oncolytic virus therapies must undergo exhaustive clinical testing and may not prove to be safe or effective. If any of our proposed products are delayed or fail, we may have to curtail our operations.

There are many reasons that potential products that appear promising at an early stage of research or development do not result in commercially successful products. Clinical trials may be suspended or terminated if safety issues are identified, if our investigators or we fail to comply with regulations governing clinical trials or for other reasons. Although we and our investigators are testing some of our proposed products and therapies in human clinical trials, we cannot guarantee that we, the FDA, foreign regulatory authorities or the Institutional Review Boards at our research institutions will not suspend or terminate any of our clinical trials, that we will be permitted to undertake human clinical trials for any of our products or that adequate numbers of patients can be recruited for our clinical trials. Also, the results of this testing might not demonstrate the safety or efficacy of these products. Even if clinical trials are successful, we might not obtain regulatory approval for any indication. Preclinical and clinical data can be interpreted in many different ways, and FDA or foreign regulatory officials could interpret data that we consider promising differently, which could halt or delay our clinical trials or prevent regulatory approval. Finally, even if our products proceed successfully through clinical trials and receive regulatory approval, there is no guarantee that an approved product can be manufactured in commercial quantities at reasonable cost or that such a product will be successfully marketed.

Our programs utilize new technologies. Existing preclinical and clinical data on the safety and efficacy of our programs are limited. Our GVAX cancer immunotherapies and oncolytic virus therapies are currently being tested in human clinical trials to determine their safety and efficacy. The results of preclinical or earlier stage clinical trials do not necessarily predict safety or efficacy in humans. Our products in later stage clinical trials may fail to show desired safety and efficacy, despite having progressed through preclinical or early clinical trials. Serious and potentially life-threatening side effects may be discovered during preclinical and clinical testing of our potential products or thereafter, which could delay, halt or interrupt clinical trials of our products, and could result in the FDA or other regulatory authorities denying approval of our drugs for any or all indications.

Clinical trials are very costly and time-consuming, especially the typically larger Phase 3 clinical trials, such as the VITAL-1 and VITAL-2 trials of our GVAX immunotherapy for prostate cancer. The VITAL-1 and

VITAL-2 trials of our GVAX immunotherapy for prostate cancer are our first Phase 3 clinical trials. We cannot exactly predict if and when any of our current clinical trials will be completed. Many factors affect patient enrollment in clinical trials, including the size of the patient population, the proximity of patients to clinical sites, the eligibility criteria for the trial, competing clinical trials and new therapies approved for the conditions that we are investigating. In addition to delays in patient enrollment, other unforeseen developments, including delays in obtaining regulatory approvals to commence a study, delays in identifying and reaching agreement on acceptable terms with prospective clinical trial sites, manufacturing delays, lack of effectiveness during clinical trials, unforeseen safety issues, uncertain dosing issues, inability to monitor patients adequately during or after treatment, our or our investigators’ failure to comply with FDA or other health authority regulations governing clinical trials, and an inability or unwillingness of medical investigators to follow our clinical protocols, could prevent or delay completion of a clinical trial and increase our costs, which could also prevent or delay filing or approval of marketing applications and/or prevent or delay any eventual commercial sale of the therapy that is the subject of the trial. Each of our two Phase 3 clinical trials of GVAX immunotherapy for prostate cancer involves a comparison to a Taxotere chemotherapy regimen, which is the currently approved standard of care for this patient group. However, there can be no assurance that this chemotherapy regimen will continue to be commonly used to treat these patients in the future. Should another chemotherapy regimen be shown to be more effective than the Taxotere chemotherapy regimen, we may need to conduct additional comparative clinical trials in the future.

We have not been profitable absent the gains on sales of stock in Abgenix, our former subsidiary, and certain up-front or non-recurring license fees. We expect to continue to incur substantial losses and negative cash flow from operations and may not become profitable in the future.

We have incurred an accumulated deficit since our inception. At March 31, 2007 our accumulated deficit was $421.3 million. Our accumulated deficit would be substantially higher absent the gains we have realized on sales of our Abgenix common stock. We expect to incur substantial operating losses for at least the next several years and potentially longer. This is due primarily to the expansion of development programs, clinical trials and manufacturing activities and, to a lesser extent, general and administrative expenses, at a time when we have yet to realize any product revenues. We also have substantial lease obligations related to our manufacturing and headquarter facilities. We expect that losses will fluctuate from quarter to quarter and that these fluctuations may be substantial. We cannot guarantee that we will successfully develop, manufacture, commercialize or market any products, or that we will ever achieve profitability.

We will need substantial additional funds to continue operations, and our ability to generate funds depends on many factors beyond our control.

We will need substantial additional funds for existing and planned preclinical and clinical trials, to continue research and development activities, for lease obligations related to our manufacturing and headquarter facilities, for principal and interest payments related to our debt financing obligations, for potential settlements to the IRS and other tax authorities and to establish marketing capabilities for any products we may develop. At some point in the future, we will need to raise additional capital to further fund our operations.

In July 2005, the IRS issued to us a Notice of Proposed Adjustment (“NOPA”) seeking to disallow $48.7 million of net operating losses which we deducted for the 2000 fiscal year and seeking a $3.4 million penalty for substantial underpayment of tax in fiscal 2000. We responded to the NOPA in September 2005, disagreeing with the conclusions reached by the IRS in the NOPA and seeking to resolve this matter at the appeals level. We are currently negotiating with the IRS for a conclusion to this matter. We had previously recorded a liability for this and other federal and state tax contingencies, including estimated interest expense. If we are unsuccessful in our negotiations with the IRS, then potentially our liability for our various federal and state tax contingencies could be significantly higher than the $32.7 million that we have recorded as of March 31, 2007.

Our future capital requirements will depend on, and could increase as a result of, many factors, such as:

•	the progress and scope of our internally funded research, development, clinical, manufacturing and commercialization activities;

•	our ability to establish new collaborations and the terms of those collaborations;

•	our ability to reach a favorable resolution with the IRS with respect to their audit of our fiscal 2000 federal tax return, or to other potential tax assessments;

•	competing technological and market developments;

•	the time and cost of regulatory approvals;

•	the extent to which we choose to commercialize our future products through our own sales and marketing capabilities;

•	the costs we incur in obtaining, defending and enforcing patent and other proprietary rights or gaining the freedom to operate under the patents of others;

•	our success in acquiring and integrating complementary products, technologies or businesses; and

•	the extent to which we choose to expand and develop our manufacturing capacities, including manufacturing capacities necessary to meet potential commercial requirements.

If adequate funds are not available, we may be required to delay, reduce the scope of, or eliminate one or more of our research, development, manufacturing or clinical activities.

Our substantial indebtedness could adversely affect our financial condition.

We have a significant amount of debt. As of March 31, 2007, we had approximately $145.0 million aggregate principal amount of outstanding convertible notes. Our substantial indebtedness may adversely impact our business, operations and financial condition in the future. For example, it could:

•	make it more difficult for us to satisfy our obligations with respect to the convertible notes;

•	increase our vulnerability to general adverse economic and industry conditions;

•	limit our ability to raise additional funds to fund future working capital, capital expenditures, research and development and other general corporate requirements;

•	require us to dedicate a substantial portion of our cash flow from operations to service payments on our debt;

•	limit our flexibility to react to changes in our business and the industry in which we operate;

•	place us at a competitive disadvantage to any of our competitors that have less debt; or

•	limit our ability to borrow additional funds.

We plan to raise additional funds through collaborative business relationships, additional equity or debt financings, or otherwise, but we may not be able to do any of the foregoing on favorable terms, or at all.

Because of our long-term capital requirements, we may seek to access the public or private debt and equity markets and/or sell our own debt or equity securities. Additional funding may not be available to us, and, if available, may not be on acceptable terms. Opportunities for outlicensing technologies or for third-party collaborations may not be available to us on acceptable terms, or at all. If adequate funds are not available, we may be required to delay, reduce the scope of, or eliminate one or more of our research, development, manufacturing or clinical activities. In addition, we may decide to raise additional capital when conditions are favorable, even when we do not have an immediate need for additional capital at that time. If we raise additional funds by issuing equity securities, stockholders will incur immediate dilution. Alternatively, we may need to seek funds through arrangements with collaborative partners or others that require us to relinquish rights to technologies or product candidates that we would otherwise seek to develop or commercialize ourselves. Either of these events could have a material adverse effect on our business, results of operations, financial condition or cash flow. Currently, we do not have collaborative partners for the further development of our GVAX cancer immunotherapies. Although we are in active discussions with potential partners for our GVAX immunotherapy for prostate cancer, we may not be successful in entering into collaborative partnerships on favorable terms, if at all. Certain of our oncolytic virus therapy products are being developed under our global strategic alliance with Novartis, and Novartis has future commercialization rights for these products. Also, we can give no assurance that our alliance with Novartis will continue, as Novartis periodically has the option of terminating the alliance at its discretion. We announced in 2005 the development of a novel technology for the production of monoclonal antibody products which is outside our core business focus and which therefore may represent an outlicensing opportunity. There can be no assurance that we will be successful in our efforts to raise capital through such outlicensing activities. Failure to enter into new corporate relationships may limit our future success.

We plan to use potential future operating losses and our federal and state net operating loss carryforwards to offset taxable income from revenue generated from operations or corporate collaborations. However, our ability to use net operating loss carryforwards could be limited as a result of potential future issuances of equity securities.

We plan to use our current year operating losses to offset taxable income from any revenue generated from operations, or corporate collaborations. To the extent that our taxable income exceeds any current year operating losses, we plan to use our net operating loss carryforwards to offset income that would otherwise be taxable. However, our use of federal net operating loss carryforwards could be limited in the future by the provisions of Section 382 of the Internal Revenue Code depending upon the timing and amount of additional equity securities that we might potentially issue. State net operating loss carryforwards may be similarly limited.

Our ability to manufacture our products is uncertain, which may delay or impair our ability to develop, test and commercialize our products.

We have built our own manufacturing facility to operate according to current Good Manufacturing Practices (“cGMP”) regulations for the manufacture of products for clinical trials and to support the potential commercial launch of our GVAX cancer immunotherapy product candidates. We are under significant lease obligations for our manufacturing facility. We may be unable to establish and maintain our manufacturing facility for increased scale within our planned timelines and budget, which could have a material adverse effect on our product development and commercialization timelines. Our manufacturing facility will be subject to ongoing, periodic inspection by the FDA and other regulatory bodies to ensure compliance with cGMP. Our failure to follow and document our adherence to such cGMP regulations or satisfy other manufacturing and product release regulatory requirements may lead to significant delays in the availability of products for commercial use or clinical study, may result in the termination or hold on a clinical study, or may delay or prevent filing or approval of marketing applications for our products. We have at times encountered and/or may in the future encounter problems with the following:

•	achieving consistent and acceptable production yield and costs;

•	meeting product release specifications;

•	shortages of qualified personnel;

•	shortages of raw materials;

•	shortages of key contractors or contract manufacturers;

•	ongoing compliance with cGMP regulations and other expectations from FDA and other regulatory bodies;

•	equipment shortage or malfunction; and

•	inability to validate new equipment or processes in a timely manner.

Failure to comply with applicable regulations could also result in sanctions being imposed on us, including fines, injunctions, civil penalties, failure of regulatory authorities to grant marketing approval of our products, delays, suspension or withdrawal of approvals, license revocation, seizures or recalls of products, operating restrictions and criminal prosecutions, any of which could harm our business.

Developing advanced manufacturing techniques and process controls is required to fully utilize our facility. The manufacturing techniques and process controls, as well as the product release specifications, required for our GVAX cancer immunotherapies and oncolytic virus therapies are more complex and less well-established than those required for other biopharmaceutical products, including small molecules, therapeutic proteins and monoclonal antibodies. We may not be able to develop these techniques and process controls in a timely manner, if at all, to manufacture and evaluate our products effectively to meet the demands of regulatory agencies, clinical testing and commercial production. Advances in manufacturing techniques may render our facility and equipment inadequate or obsolete.

In addition, during the course of the development and testing of our products, we may make and have made improvements to processes, formulations or manufacturing methods or employ different manufacturing facilities. Such changes may be made to improve the product’s potential efficacy, make it easier to manufacture at scale, reduce variability or the chance of contamination of the product, or for other reasons. As a result, certain of the products we are currently testing in clinical trials, including our most advanced products, are not identical to those used in previous clinical trials from which we have reported clinical data or may vary throughout the course of a clinical trial. We may be required to conduct certain studies to demonstrate the comparability of our products if we introduce additional manufacturing changes. We cannot guarantee that the results of studies using the current versions of our products will be as successful as the results of earlier studies conducted using different versions of our products.

If we are unable to manufacture our products for any reason, our options for outsourcing manufacturing are currently limited. We are unaware of available contract manufacturing facilities on a worldwide basis in which our GVAX product candidates can be manufactured under cGMP regulations, a requirement for all pharmaceutical products. It would take a substantial period of time for a contract manufacturing facility that has not been producing our particular products to begin successfully producing them under cGMP regulations.

Our manufacturing facility is subject to the licensing requirements of the United States Drug Enforcement Administration (DEA), the California Department of Health Services and foreign regulatory authorities. While not yet subject to license by the FDA, our facility is subject to inspection by the FDA, as well as by the DEA and the California Department of Health Services. Failure to obtain or maintain these licenses or to meet the inspection criteria of these agencies would disrupt our manufacturing processes and have a material adverse effect on our business, ongoing clinical trials, results of operations, financial condition and cash flow.

In order to produce our products in the quantities that we believe will be required to meet anticipated market demand, we will need to increase, or “scale up,” the production process by a significant factor over the current level of production. If we are unable to do so, are delayed, or if the cost of this scale up is not economically feasible for us, we may not be able to produce our products in a sufficient quantity to meet the requirements for product launch or future demand. Logistical arrangements for wide-spread distribution of our products for clinical and commercial purposes may prove to be impractical or prohibitively expensive, which could hinder our ability to commercialize our products.

We depend on clinical trial arrangements with public and private medical institutions and clinical research organizations to advance our technology, and the loss of these arrangements could impair the development of our products.

We have arrangements with a number of public and private medical institutions, clinical research organizations, and individual investigators, for the conduct of human clinical trials for our GVAX cancer immunotherapy programs and oncolytic virus therapies. In some cases, trials may be conducted by institutions without our direct control or monitoring. The early termination of any of these clinical trial arrangements, the failure of these institutions to comply with the regulations and requirements governing clinical trials, or reliance upon results of trials that we have not directly conducted or monitored could hinder the progress of our clinical trial programs or our development programs. If any of these relationships are terminated, the clinical trials might not be completed, and the results might not be evaluable.

Failure to comply with foreign regulatory requirements governing human clinical trials and marketing approval for drugs and devices could prevent us from conducting our clinical trials or selling our products in foreign markets, which may adversely affect our operating results and financial condition.

For development and marketing of drugs and biologics outside the United States, the requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement vary greatly from country to country and may require us to perform additional testing and expend additional resources. The time required to obtain approvals outside the United States may differ from that required to obtain FDA approval. We may not obtain foreign regulatory approvals on a timely basis, if at all. Approval by the FDA does not ensure approval by regulatory authorities in other countries, and approval by one foreign regulatory authority does not ensure approval by regulatory authorities in other countries or by the FDA. Failure to comply with these regulatory requirements or obtain required approvals could impair our ability to conduct clinical trials in foreign markets or commercially develop foreign markets for our products and may have a material adverse effect on our results of operations and financial condition.

If our proposed products are not effectively protected by issued patents or if we are not otherwise able to protect our proprietary information, we will be more vulnerable to competitors, and our business could be adversely affected.

We rely heavily on the development and protection of our intellectual property portfolio. The patent positions of pharmaceutical and biotechnology firms, including ours, are generally uncertain and involve complex legal and factual questions. As of March 31, 2007, we had approximately 405 U.S. and foreign patents issued or granted to us or available to us based on licensing arrangements and approximately 284 U.S. and foreign applications pending in our name or available to us based on licensing arrangements. Although we are prosecuting patent applications, we cannot be certain whether any given application will result in the issuance of a patent or, if any patent is issued, whether it will provide significant proprietary protection or whether it will be invalidated. Also, depending upon their filing date, patent applications in the United States are confidential until patents are published or issued. Publication of discoveries in scientific or patent literature tends to lag behind actual discoveries by several months. Accordingly, we cannot be sure that we were the first creator of inventions covered by pending patent applications or that we were the first to file patent applications for these inventions. In addition, to the extent we license our intellectual property to other parties, we may incur expenses as a result of contractual agreements in which we indemnify these licensing parties against losses incurred if practicing our intellectual property infringes upon the rights of others.

Our intellectual property and freedom to operate may be challenged by others, which, if such a challenge were successful, could have a material adverse effect on our business, results of operations, financial condition and cash flow.

The patent positions and proprietary rights of pharmaceutical and biotechnology firms, including ours, are generally uncertain and involve complex legal and factual questions. Our commercial success depends in part on not infringing the patents or proprietary rights of others, not breaching licenses granted to us and ensuring that we have the necessary freedom to operate and commercialize our products. We are aware of competing intellectual property relating to both our GVAX cancer immunotherapy and oncolytic virus therapy. While we believe we have freedom to operate for both of these programs and are aware of no issued patents that could prevent us from commercializing the products we are currently developing, others may challenge that position, and from time to time we have received communications from third parties claiming to have conflicting rights relating to components of our products. We periodically review the status of our products in development in response to these communications and more generally to ensure that we maintain freedom to operate with respect to all patents and proprietary rights of others. Nonetheless, if any such claim were successful, we could be required to obtain licenses to a third party’s technologies or biological or chemical reagents in order to market our products. Moreover, we may choose to voluntarily seek such a license in order to avoid the expense and uncertainty of fully defending our position. In either such event, such a license may not be available to us on acceptable terms or on any terms, and we may have to discontinue that portion of our business, or such third party may seek injunctive relief against us. The failure to license any technologies or biological or chemical reagents required to commercialize our technologies or products at reasonable cost may have a material adverse effect on our business, results of operations, financial condition and cash flow.

We may have to engage in litigation, which could result in substantial cost, to enforce our patents or to determine the scope and validity of other parties’ proprietary rights.

To determine the priority of inventions, the United States Patent and Trademark Office (USPTO) frequently declares interference proceedings. In Europe, patents can be revoked through opposition proceedings. These proceedings could result in an adverse decision as to the priority of our inventions.

We are currently involved in an interference proceeding related to gene activation technology. We have filed an appeal of the final decision from the USPTO relating to an interference proceeding pending since 1996 with Applied Research Systems Holding N.V. (ARS) concerning a patent and patent application involving the technology. ARS has also appealed the decision. The result of the appeal is uncertain at this time. We are not currently involved in any other interference proceedings. Certain of our patents for gene activation technology have been denied in appeal proceedings in Europe, which adversely affects our ability to receive royalties on sales of products employing this technology under certain of our license agreements which can otherwise be terminated at the discretion of the licensee.

We cannot predict the outcome of these proceedings. An adverse result in any of these proceedings could have an adverse effect on our intellectual property position in these areas and on our business as a whole. If we lose in any such proceeding, our patents or patent applications that are the subject matter of the proceeding may be invalidated or may not be permitted to issue as patents. Consequently, we may be required to obtain a license from the prevailing party in order to continue the portion of our business that relates to the proceeding. Such license may not be available to us on acceptable terms or on any terms, and we may have to discontinue that portion of our business. We may be involved in other interference and/or opposition proceedings in the future. We believe that there will continue to be significant litigation in the industry regarding patent and other intellectual property rights.

Our competitive position may be adversely affected by our limited ability to protect and control unpatented trade secrets, know-how and other technological innovation.

Our competitors may independently develop similar or better proprietary information and techniques and disclose them publicly. Also, others may gain access to our trade secrets, and we may not be able to meaningfully protect our rights to our unpatented trade secrets.

We require our employees and consultants to execute confidentiality agreements upon the commencement of employment or consulting relationships with us. These agreements provide that all confidential information developed by or made known to an individual during the course of the employment or consulting relationship generally must be kept confidential. In the case of employees, the agreements provide that all inventions relating to our business conceived by the employee while employed by us are our exclusive property. While we use reasonable business practices to protect our confidential information these agreements and other measures may not provide meaningful protection for our trade secrets in the event of unauthorized use or disclosure of such information.

Our competitors may develop therapies for the diseases that we are targeting that are more advanced or more effective than ours, which could adversely affect our competitive position, or they may commercialize products more rapidly than we do, which may adversely affect our competitive position.

There are many companies pursuing programs for the treatment of cancer. Some of these competitors are large biotechnology or pharmaceutical companies, such as Amgen, Bristol-Myers Squibb, Genentech, Novartis, Roche and sanofi-aventis Group, which have greater experience and resources than we do in developing products, in undertaking preclinical testing and human clinical trials of new pharmaceutical products, in obtaining FDA and other regulatory approvals of products, and in manufacturing and marketing new therapies. We are also competing with other biotechnology companies which have prostate cancer immunotherapy products in various stages of clinical development, such as Dendreon Corporation and Onyvax, Ltd.

Some competitors are pursuing product development strategies that are similar to ours, particularly with respect to our cancer immunotherapy and oncolytic virus therapy programs. Certain of these competitors’ products are in more advanced stages of product development, clinical trials and regulatory filings. We compete with other clinical-stage companies and institutions for clinical trial participants, which could reduce our ability to recruit participants for our clinical trials. Delay in recruiting clinical trial participants could adversely affect our ability to bring a product to market prior to our competitors or in our projected timeline. Our competitors may develop technologies and products that are more effective than ours, or that would render our technology and products less competitive or obsolete.

Our competitive position and those of our competitors can vary based on the performance of products in clinical trials. In addition, our competitors may obtain patent protection or FDA or other regulatory approvals and commercialize products more rapidly than we do, which may impact future sales of our products. We also may not have the access that some of our competitors have to materials necessary to support the research, development or manufacturing of planned therapies. If we are permitted by the FDA or other regulatory agencies to commence commercial sales of products, we will also be competing with respect to marketing capabilities and manufacturing efficiency, areas in which we have limited or no experience. We expect that competition among products approved for sale will be based, among other things, on:

•	product efficacy;

•	price;

•	safety;

•	reliability;

•	availability;

•	reimbursement;

•	patent protection; and

•	sales, marketing and distribution capabilities.

Our competitive position also depends upon our ability to attract and retain qualified personnel, develop proprietary products or processes, and secure sufficient funding for the often-lengthy period between product conception and commercial sales.

To the extent we depend on strategic partners to sell, market or distribute our products, we will have reduced control over the success of the sales, marketing and distribution of our future products.

We have no experience in sales, marketing or distribution of biopharmaceutical products. We may in the future rely on sales, marketing and distribution expertise of potential corporate partners for our initial products. The decision to market future products directly or through corporate partners will be based on a number of factors, including:

•	market size and concentration;

•	size and expertise of the partner’s sales force in a particular market; and

•	our overall strategic objectives.

If we choose to rely on strategic partners for the sale, marketing or distribution of our future products, we will have less control over the success of our products and will depend heavily upon our partners’ abilities and dedication to our products. We cannot assure you that these future strategic partnerships will be available on favorable terms, if at all, nor can we assure you that they will enhance our business.

We may in the future be exposed to product liability claims, which could adversely affect our business, results of operations, financial condition and cash flow.

Clinical trials or marketing of any of our potential products may expose us to liability claims resulting from the use of our products. These claims might be made by clinical trial participants and associated parties, consumers, health care providers or sellers of our products. We currently maintain product liability insurance with respect to each of our clinical trials. We may not be able to maintain insurance or obtain sufficient coverage at a reasonable cost, given the increasing cost of insurance in today’s insurance market. An inability to maintain insurance at an acceptable cost, or at all, could result in a breach of terms of our product license agreements or could prevent or inhibit the clinical testing or commercialization of our products or otherwise affect our financial condition. A claim, particularly resulting from a clinical trial, on any of our insurance policies or a product recall could have a material adverse effect on our business, results of operations, financial condition and cash flow.

Insurance coverage is increasingly more difficult and costly to obtain or maintain.

While we currently have a certain amount of insurance to minimize our direct exposure to certain business risks, premiums are generally increasing and coverage is narrowing in scope. As a result, we may be required to assume more risk in the future or make significant expenditures to maintain our current levels of insurance. If we are subject to third-party claims or suffer a loss or damage in excess of our insurance coverage, we may be required to share that risk in excess of our insurance limits. Furthermore, any claims made on our insurance policies may affect our ability to obtain or maintain insurance coverage at reasonable costs, if at all.

Our business, financial condition and results of operations could suffer as a result of future strategic acquisitions and investments.

We may engage in future acquisitions or investments that could dilute our existing stockholders or cause us to incur contingent liabilities, commitments, debt or significant expense. From time to time, in the ordinary course of business, we may evaluate potential acquisitions or investments in related businesses, products or technologies, although we currently have no commitments or agreements for any such acquisitions or investments. We may not be successful with any strategic acquisition or investment. Any future acquisition or investment could harm our business, financial condition and results of operations.

If we engage in future acquisitions, we may not be able to fully integrate the acquired companies and their intellectual property or personnel. Our attempts to do so may place additional burdens on our management and infrastructure. Future acquisitions will also subject us to a number of risks, including:

•	the loss of key personnel and business relationships;

•	difficulties associated with assimilating and integrating the new personnel and operations of the acquired companies;

•	the potential disruption of our ongoing business;

•	the expense associated with maintenance of diverse standards, controls, procedures, employees and clients;

•	the diversion of resources from the development of our own proprietary technology; and

•	our inability to generate revenue from acquired technology sufficient to meet our objectives in undertaking the acquisition or even to offset the associated acquisition and maintenance costs.

Our operations are vulnerable to interruption by fire, earthquake, power loss, telecommunications failure, terrorist activity and other events beyond our control, which could result in a material adverse effect on our business.

Our facilities have, in the past, been subject to electrical blackouts as a result of a shortage of available electrical power. Future blackouts could disrupt the operations of our facilities. In addition, we do not carry sufficient business interruption insurance to compensate us for actual losses from interruption of our business that may occur, and any losses or damages incurred by us could have a material adverse effect on our business. We are vulnerable to a major earthquake and other calamities. Most of our facilities are located in seismically active regions. We have not undertaken a systematic analysis of the potential consequences to our business and financial results from a major earthquake and do not have a recovery plan for fire, earthquake, power loss, terrorist activity or similar disasters. We are unable to predict the effects of any such event, but the effects could be seriously harmful to our business.

We depend on our key technical and management personnel to advance our technology, and the loss of these personnel could impair the development of our products.

We rely and will continue to rely on our key management and scientific staff, all of whom are employed at-will. The loss of key personnel or the failure to recruit necessary additional qualified personnel could have a material adverse effect on our business and results of operations. There is intense competition from other companies, research and academic institutions and other organizations for qualified personnel. We may not be able to continue to attract and retain the qualified personnel necessary for the development of our business. We will need to continue to recruit experts in the areas of clinical testing, manufacturing, finance, marketing and distribution and to develop additional expertise in our existing personnel. If we do not succeed in recruiting necessary personnel or developing this expertise, our business could suffer significantly.

Various materials that we use are purchased from single qualified suppliers, which could result in our inability to secure sufficient materials to conduct our business.

Most of the materials which we purchase for use in our manufacturing operations are subject to a supplier qualification program. In the event that we or the supplier deems the proffered material or the supplier is no longer appropriate to support our cGMP operations, we may face significant additional expenses to find and qualify alternate materials and/or suppliers. Depending on the magnitude of the potential difference between materials and/or suppliers currently used and alternate materials and/or suppliers which may be identified, there is no guarantee that FDA or other health authorities will deem the alternative materials and/or suppliers to be comparable, which may require us to perform additional and/or extended clinical studies and could delay product approval.

Some of the materials which we purchase for use in our manufacturing operations are sole-sourced, meaning only one known supplier exists or is qualified for our use. In the event of a significant interruption of sole-sourced supplies, the quantity of our inventory may not be adequate to complete our clinical trials or to launch our potential products.

Inventions or processes discovered by our outside scientific collaborators may not become our property, which may affect our competitive position.

We rely on the continued availability of outside scientific collaborators performing research. These relationships generally may be terminated at any time by the collaborator, typically by giving 30 days notice.

These scientific collaborators are not our employees. As a result, we have limited control over their activities and can expect that only limited amounts of their time will be dedicated to our activities. Our arrangements with these collaborators, as well as those with our scientific consultants, provide that any rights we obtain as a result of their research efforts will be subject to the rights of the research institutions for which they work. In addition, some of these collaborators have consulting or other advisory arrangements with other entities that may conflict with their obligations to us. For these reasons, inventions or processes discovered by our scientific collaborators or consultants may not become our property.

The prices of our common stock and convertible senior notes are likely to continue to be volatile in the future.

The stock prices of biopharmaceutical and biotechnology companies, including ours, have historically been highly volatile. Since January 1, 2003, our stock price has fluctuated between a high closing price of $15.93 on March 4, 2004 and a low closing price of $2.81 on March 19, 2007. The market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. In addition, as our convertible senior notes are convertible into shares of our common stock, volatility or depressed prices of our common stock could have a similar effect on the trading price of the notes. Also, interest rate fluctuations can affect the price of our convertible senior notes. The following factors, among others, may affect the prices of our common stock and notes:

•	announcements of data from, or material developments in, our clinical trials or those of our competitors, including delays in the commencement, progress or completion of a clinical trial;

•	fluctuations in our financial results;

•	the potential of a favorable or unfavorable future resolution with the IRS with respect to their audit of our fiscal 2000 federal tax return, or to other potential tax assessments;

•

announcements of technological innovations or new therapeutic products by us or our competitors, including innovations or products by our competitors that may require us to redesign, and therefore delay, our clinical trials to account for those innovations or products;

•	announcements of changes in governmental regulation affecting us or our competitors;

•	announcements of regulatory approval, disapproval, delays or suspensions of our or our competitors’ products;

•	announcements of new collaborative relationships by us or our competitors;

•	developments in patent or other proprietary rights affecting us or our competitors;

•	public concern as to the safety of products developed by us or other biotechnology and pharmaceutical companies;

•	material developments related to our minority interest in Ceregene, Inc.;

•

fluctuations in price and volume in the stock market in general, or in the trading of the stock of biopharmaceutical and biotechnology companies in particular, that are unrelated to our operating performance;

•	issuances of securities in equity, debt or other financings or issuances of common stock upon conversion of our convertible senior notes;

•	unforeseen litigation;

•	sales of common stock by existing stockholders; and

•	the perception that such issuances or sales could occur.

Investors will experience immediate and substantial dilution if securities are sold pursuant to this prospectus.

We expect that the public offering price of the securities to be sold pursuant to this prospectus will be substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase those securities, you will incur immediate and substantial dilution in the pro forma net tangible book value per share of common stock from the price per share that you pay for the common stock. If the holders of outstanding options or warrants exercise those options or warrants at prices below the public offering price, you will incur further dilution.

We will have broad discretion in how we use any proceeds, and we may not use these proceeds effectively, which could adversely affect our results of operations and cause our stock price to decline.

We will have broad discretion in the application of the net proceeds of sales of securities to be sold pursuant to this prospectus. Our management has broad discretion over how these proceeds are used and could spend the proceeds in ways with which you may not agree. We may not invest the proceeds of this offering effectively or in a manner that yields a favorable or any return and, consequently, this could result in financial losses that could have a material and adverse effect on our business, cause the price of our common stock to decline or delay the development of our product candidates.

If we issue warrants pursuant to this prospectus, we do not expect there will be a public market for the warrants.

There is no established public trading market for the warrants that could be issued pursuant to this prospectus, and we do not expect a market to develop. In addition, we do not intend to apply for listing the warrants on any securities exchange or for quotation on the NASDAQ. Without an active market, the liquidity of the warrants will be limited.

Our stockholders may be diluted by the conversion of outstanding convertible senior notes.

In October and November 2004 we issued and sold $145.0 million aggregate principal amount of notes which are convertible into our common stock, initially at the conversion price of $9.10 per share, equal to a conversion rate of approximately 109.8901 shares per $1,000 principal amount of notes, subject to adjustment. The holders of the notes may choose at any time to convert their notes into common stock. The number of shares of common stock issuable upon conversion of the notes, and therefore the dilution of existing common stockholders, could increase as a result of an event triggering the antidilution rights of the notes, including certain acquisitions in which 10% or more of the consideration paid for our common stock in the transaction is in the form of cash or securities that are not freely tradable. Conversion of our convertible senior notes would result in issuance of additional shares of common stock, diluting existing common stockholders.

Our stockholders may be diluted, or our common stock price may be adversely affected, by the exercise of outstanding stock options or other issuances of our common stock.

We may issue additional common stock, preferred stock, or securities convertible into or exchangeable for our common stock. Furthermore, substantially all shares of common stock for which our outstanding stock options are exercisable are, once they have been purchased, eligible for immediate sale in the public market. The issuance of common stock, preferred stock or securities convertible into or exchangeable for our common stock or the exercise of stock options would dilute existing investors and could adversely affect the price of our common stock.

We have adopted anti-takeover defenses that could make it difficult for another company to acquire control of us or could limit the price investors might be willing to pay for our stock.

Certain provisions of our certificate of incorporation, bylaws, debt instruments and Delaware law could make it more difficult for a third party to acquire us, even if doing so would benefit our stockholders. These provisions include the adoption of a Stockholder Rights Plan, commonly known as a “poison pill.” Under the Stockholder Rights Plan, we made a dividend distribution of one preferred share purchase right for each share of our common stock outstanding as of August 21, 1995 and each share of our common stock issued after that date. In July 2000, we made certain technical changes to amend the plan and extended the term of such plan until 2010. The rights are exercisable only if an acquirer purchases 15 percent or more of our common stock or announces a tender offer for 15 percent or more of our common stock. Upon exercise, holders other than the acquirer may purchase our stock at a discount. Our Board of Directors may terminate the rights plan at any time or under certain circumstances redeem the rights. Because the rights may substantially dilute the stock ownership of a person or group attempting to take us over without the approval of our Board of Directors, the plan could make it more difficult for a third party to acquire us (or a significant percentage of our outstanding capital stock) without first negotiating with our Board of Directors regarding such acquisition. These provisions and certain provisions of the Delaware General Corporation Law may have the effect of deterring hostile takeovers or otherwise delaying or preventing changes in our management or in the control of our company, including transactions in which our stockholders might otherwise receive a premium over the fair market value of our common stock.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results, maintain investor confidence or prevent fraud.

Effective internal controls are necessary for us to provide reliable financial reports, maintain investor confidence and prevent fraud. As our operations have grown, as well as part of our examination of our internal systems in response to Sarbanes-Oxley requirements, we have discovered in the past, and may in the future discover, areas of our internal controls that could be improved. None of these issues have risen to the level that we were unable to attest to the effectiveness of our internal controls when we were required to do so. During fiscal 2006, we took additional steps to improve our internal controls. Although we believe that all of these efforts have strengthened our internal controls, we continue to work to improve our internal controls. We cannot be certain that these measures will ensure that we implement and maintain adequate controls over our financial processes and reporting in the future. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common stock.

The Committed Equity Financing Facility (“CEFF”) that we entered into with Kingsbridge may not be available to us if we elect to make a draw down, may require us to make additional “blackout” or other payments to Kingsbridge, and may result in dilution to our stockholders.

The CEFF entitles us to sell and obligates Kingsbridge to purchase, from time to time over a period of three years, shares of our common stock for cash consideration up to the lesser of an aggregate of approximately 11.6 million shares or $75 million, subject to certain conditions and restrictions. Kingsbridge will not be obligated to purchase shares under the CEFF unless certain conditions are met, which include a minimum price for our common stock; the accuracy of representations and warranties made to Kingsbridge; compliance with laws; effectiveness of the registration statement filed by us with the SEC; and the continued listing of our stock on the NASDAQ Global Market. In addition, Kingsbridge is permitted to terminate the CEFF if it obtains actual knowledge that a material and adverse event has occurred affecting our business, operations, properties or financial condition. If we are unable to access funds through the CEFF, or if the CEFF is terminated by Kingsbridge, we may be unable to access capital on favorable terms or at all.

We are entitled, in certain circumstances, to deliver a blackout notice to Kingsbridge to suspend the registration statement filed by us with the SEC and prohibit Kingsbridge from selling shares. If we deliver a blackout notice in the 30 calendar days following the settlement of a draw down, or if the registration statement is not effective in circumstances not permitted by the agreement, then we must make a payment to Kingsbridge, or issue Kingsbridge additional shares in lieu of this payment, calculated on the basis of the number of shares held by Kingsbridge (exclusive of shares that Kingsbridge may hold pursuant to exercise of the Kingsbridge warrant) and the change in the market price of our common stock during the period in which the use of the registration statement is suspended. If the trading price of our common stock declines during a suspension of the registration statement, the blackout or other payment could be significant.

Should we continue to sell shares to Kingsbridge under the CEFF, or issue shares in lieu of a blackout payment, it will have a dilutive effect on the holdings of our current stockholders, and may result in downward pressure on the price of our common stock. If we draw down under the CEFF, we will issue shares to Kingsbridge at a discount of up to 10 percent from the volume weighted average price of our common stock. If we draw down amounts under the CEFF when our share price is decreasing, we will need to issue more shares to raise the same amount than if our stock price was higher. Issuances in the face of a declining share price will have an even greater dilutive effect than if our share price were stable or increasing, and may further decrease our share price.

Recent accounting pronouncements impacted our results of operations.

In December 2004, the Financial Accounting Standards Board, or FASB, issued a revision of Financial Accounting Standards No. 123, or FAS 123R, which requires all share-based payments to employees and directors, including grants of employee stock options, to be recognized in the income statement based on their values. We adopted FAS 123R on January 1, 2006, using the modified prospective method. As a result, we recorded $5.9 million of stock-based compensation expense in the year ended December 31, 2006, and $1.3 million of stock-based compensation expense in the three months ended March 31, 2007. The adoption of FAS 123R had a material impact on our results of operations in the year ended December 31, 2006 and three months ended March 31, 2007, and will in each subsequent period, although it will have no impact on our overall liquidity. We cannot reasonably estimate the future impact of FAS 123R because it will depend on levels of share-based payments granted in the future as well as certain assumptions that can materially affect the calculation of the value of share-based payments to employees and directors. The adoption of FAS 123R may affect the way we compensate our employees or may cause other changes in the way we conduct our business.

Risks Related to Our Industry

In order for our products to be offered to the public, they must undergo extensive clinical testing and receive approval from the FDA and other regulatory agencies, which could delay or prevent the commercialization of our products.

Human therapeutic products must undergo rigorous preclinical and clinical testing and other premarket approval procedures by the FDA and similar authorities in foreign countries. Preclinical tests include laboratory evaluation of potential products and animal studies to assess the potential safety and efficacy of the product and its formulations. Initiation of clinical trials requires approval by health authorities. Clinical trials involve the administration of the investigational new drug to healthy volunteers or to patients under the supervision of a qualified principal investigator. Clinical trials must be conducted in accordance with FDA and ICH Good Clinical Practices and the European Clinical Trials Directive under protocols that detail the objectives of the study, the parameters to be used to monitor safety and the efficacy criteria to be evaluated. Other national, foreign and local regulations may also apply. The developer of the drug must provide information relating to the characterization and controls of the product before administration to the patients participating in the clinical trials. This requires developing approved assays of the product to test before administration to the patient and during the conduct of the trial. In addition, developers of pharmaceutical products must provide periodic data regarding clinical trials to the FDA and other health authorities, and these health authorities or our Independent Data Monitoring Committees may issue a clinical hold upon a trial if they do not believe, or cannot confirm, that the trial can be conducted without unreasonable risk to the trial participants. We cannot assure you that U.S. and foreign health authorities will not issue a clinical hold with respect to any of our clinical trials in the future. The results of the preclinical testing and clinical testing, together with chemistry, manufacturing and controls information, are submitted to the FDA and other health authorities in the form of a new drug application for a pharmaceutical product, and in the form of a biologics license application for a biological product, requesting approval to commence commercial sales.

In responding to a new drug application or a biologics license application, the FDA or foreign health authorities may grant marketing approvals, request additional information or further research, or deny the application if it determines that the application does not satisfy its regulatory approval criteria. Regulatory approval of a new drug application, biologics license application, or supplement is never guaranteed, and the approval process can take several years and is extremely expensive. The FDA and foreign health authorities have substantial discretion in the drug and biologics approval processes. Despite the time and expense incurred, failure can occur at any stage, and we could encounter problems that cause us to abandon clinical trials or to repeat or perform additional preclinical, clinical or manufacturing-related studies. Approvals may not be granted on a timely basis, if at all, and if granted may not cover all the clinical indications for which we may seek approval. Also, an approval might contain significant limitations in the form of warnings, precautions or contraindications with respect to conditions of use.

Even if our products are approved by regulatory authorities, if we fail to comply with ongoing regulatory requirements, or if we experience unanticipated problems with our products, these products could be subject to restrictions or withdrawal from the market.

Any product for which we obtain marketing approval, along with the manufacturing processes, post-approval pre-clinical, manufacturing, clinical and safety data and promotional activities for such product, will be subject to continual review and periodic inspections by the FDA and other regulatory bodies. Even if regulatory approval of a product is granted, the approval may be subject to limitations on the indicated uses for which the product may be marketed or contain requirements for costly post-marketing testing and surveillance to monitor the safety or efficacy of the product. Later discovery of previously unknown problems with our products including unanticipated adverse events of unanticipated severity or frequency, manufacturer or manufacturing problems, or failure to comply with regulatory requirements, may result in restrictions on such products or manufacturing processes, withdrawal of the products from the market, voluntary or mandatory recall, fines, suspension of regulatory approvals, product seizures or detention, injunctions or the imposition of civil or criminal penalties.

We are subject to federal, state, local and foreign laws and regulations, and complying with these may cause us to incur significant costs.

We are subject to laws and regulations enforced by the FDA, the DEA, the California Department of Health Services, foreign health authorities and other regulatory statutes including:

•	the Occupational Safety and Health Act;

•	the Environmental Protection Act;

•	the Toxic Substances Control Act;

•	the Food, Drug and Cosmetic Act;

•	the Resource Conservation and Recovery Act; and

•	other current and potential federal, state, local or foreign laws and regulations.

In particular with respect to environmental laws, product development activities involve the use of hazardous materials, and we may incur significant costs as a result of the need to comply with these laws. Our research, development and manufacturing activities involve the controlled use of hazardous materials, chemicals, viruses and radioactive compounds. We are subject to federal, foreign, state and local laws and regulations governing the use, manufacture, storage, handling and disposal of our products, materials used to develop and manufacture our products, and resulting waste products. Although we believe that our safety procedures for handling and disposing of these materials comply with the standards prescribed by applicable laws and regulations, we cannot completely eliminate the risk of contamination or injury, by accident or as the result of intentional acts of terrorism, from these materials. In the event of an accident, we could be held liable for any damages that result, and any resulting liability could exceed our resources. We do not carry insurance for potential exposures which could result from these risks. We may also be required to incur significant costs to comply with environmental laws and regulations in the future.

Reimbursement from third-party payers may become more restricted in the future, which may reduce demand for our products.

There is uncertainty related to the extent to which third-party payers will cover and pay for newly approved therapies. Sales of our future products will be influenced by the willingness of third-party payers to provide reimbursement. In both domestic and foreign markets, sales of our potential products will depend in part upon coverage and payment amounts from third-party payers, including:

•	government agencies;

•	private health care insurers and other health care payers, such as health maintenance organizations; and

•	self-insured employee plans.

There is considerable pressure to reduce the cost of biotechnology and pharmaceutical products. Reimbursement from government agencies, insurers and large health organizations may become more restricted in the future. Our potential products represent a new mode of therapy, and while the cost-benefit ratio of the products may be favorable, we expect that the costs associated with our products will be substantial. Our proposed products, if successfully developed, may not be considered cost-effective by third-party payers. Insurance coverage might not be provided by third-party payers at all or may be provided only after substantial delay. Even if such coverage is provided, the approved third-party payment amounts might not be sufficient to permit widespread acceptance of our products. Any such cost control initiatives could adversely affect our ability to commercialize our products, decrease the price that we would receive for products that are commercialized, if any, and may impede the ability of patients using our products to obtain reimbursement under their insurance programs.

The continuing efforts of governmental and third-party payers to contain or reduce the costs of healthcare may impair our future revenues and profitability.

The pricing of our future products may be influenced in part by government controls. For example, in certain foreign markets, pricing or profitability of prescription pharmaceuticals is subject to government control. In the United States, there have been, and we expect that there will continue to be, a number of federal and state proposals to implement more rigorous provisions relating to government payment levels. While we cannot predict whether the government will adopt any such legislative or regulatory proposals, the announcement or adoption of these proposals could have a material adverse effect on our business, results of operations, financial condition and cash flow.

RATIO OF EARNINGS TO FIXED CHARGES

(in thousands)

The following table sets forth our ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividend requirements for the periods indicated (in thousands, except ratios):

	Year Ended December 31
	2002	2003	2004	2005	2006
Deficiency of earnings available to cover fixed charges	$(46,000)	$(81,870)	$(93,666)	$(59,011)	$(53,316)
Ratio of earnings to fixed charges(1)	N/A	N/A	N/A	N/A	N/A
Ratio of earnings to combined fixed charges and preferred stock dividend requirements(2)	N/A	N/A	N/A	N/A	N/A

(1)	As of the date hereof we have no outstanding shares of our Series B redeemable convertible preferred stock. Dividends on the Series B preferred accrue at a rate of five percent per annum payable in kind upon conversion or redemption; therefore, the deficiency of earnings to combined fixed charges and preferred stock dividend requirements is identical to the deficiency of earnings to fixed charges as presented.

(2)	In each of the periods presented, no earnings were sufficient to cover fixed charges.

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus to fund clinical trials and the development of our product candidates, to continue to advance our preclinical research programs, to discover new indications or additional product candidates, and for general corporate purposes, including capital expenditures and working capital. We may use a portion of our net proceeds to in-license product candidates or to acquire businesses or technologies that we believe are complementary to our own. Pending the application of the net proceeds, we intend to invest the net proceeds in investment-grade, interest-bearing securities. Our management will retain broad discretion as to the allocation of the net proceeds of any offering.

DILUTION

We will set forth in any prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;

•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by the purchasers in the offering; and

•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus and any accompanying prospectus supplements:

•	to or through one or more underwriters or dealers;

•	to investors directly;

•	through agents; or

•	through any combination of these methods of sale.

•	Our securities may be offered and sold:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

Any of the prices at which we sell securities may be at a discount to market prices. Broker-dealers may also receive from purchasers of the securities compensation that is not expected to exceed that customary in the types of transactions involved.

Each prospectus supplement, to the extent applicable will describe the number and terms of the securities to which such prospectus supplement relates, including:

•	any over-allotment options under which underwriters, if any, may purchase additional securities;

•	the name or names of any underwriters or agents with whom we have entered into an arrangement with respect to the sale of such securities;

•	the public offering or purchase price of such securities;

•	any underwriting discounts or commissions or agency fees or other items constituting underwriter or agent compensation;

•	any discounts, commissions or concessions allowed or reallowed or paid to dealers;

•	any securities exchanges or markets on which the securities may be listed;

•	the net proceeds we will receive from such sale; and

•	any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.

Underwritten Offerings

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with whom we have a material relationship. We will describe any such underwriters in the applicable prospectus supplement, naming the underwriter and the nature of any such relationship.

Direct Sales and Sales through Agents

We may sell securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We also may, from time to time, authorize dealers or agents to offer and sell these securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In order to comply with the securities laws of certain states, if applicable, the securities offered will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with. This prospectus, one or more prospectus supplements, and the registration statement of which this prospectus is a part may be used in conjunction with one or more other registration statements to the extent permitted by the Act and the rules and regulations promulgated thereunder.

Rights Offerings

We also may sell directly to investors through subscription rights distributed to our stockholders on a pro rata basis. In connection with any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may sell the unsubscribed shares of our securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Securities may also be sold in one or more of the following transactions:

•

block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for securities; and

•	sales in other ways not involving a market maker or established trading markets, including direct sales to purchasers.

We may also enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

Dealers and agents that participate in the distribution of securities may be deemed to be underwriters under the Securities Act, and any discounts or commissions received by them and any profit realized by them on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act.

Indemnification

Underwriters, dealers and agents and remarketing firms may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the

Securities Act, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make. Unless otherwise set forth in the accompanying prospectus supplement, the obligations of any underwriters to purchase any of these securities will be subject to certain conditions precedent.

Stabilization

In connection with the offering of the securities hereby, certain underwriters, and selling group members and their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. These transactions may include stabilization transactions pursuant to which these persons may bid for or purchase securities for the purpose of stabilizing their market price.

The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In that case, the underwriters could cover all or a portion of the short position by either purchasing securities in the open market following completion of the offering of these securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that it can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by an underwriter and, if they are undertaken, may be discontinued at any time.

Under applicable rules and regulations under the Exchange Act, under certain circumstances a person engaged in the distribution of the securities offered under this prospectus and the accompanying prospectus supplement may not simultaneously engage in market making activities with respect to our securities for a specified period prior to the commencement of such distribution.

Passive Market-Making on Nasdaq

Any underwriters who are qualified market makers on the Nasdaq National Market may engage in passive market making transactions in the common stock on the Nasdaq National Market in accordance with Rule 103 of Regulation M. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market making bid, however, the passive market making bid must then be lowered when certain purchase limits are exceeded.

Remarketing Arrangements

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If indicated in the applicable prospectus supplement, we will authorize dealers acting as our agents to solicit offers by institutions to purchase securities covered by this prospectus from us at the public offering price set forth in the relevant prospectus supplement under delayed delivery contracts providing for payment and delivery on the date or dates stated in the relevant prospectus supplement. Each delayed delivery contract will be for an amount not less than, and the aggregate principal amount of securities sold pursuant to delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom delayed delivery contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except (i) the purchase by an institution of the securities covered by its delayed delivery contracts may not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the institution is subject, and (ii) if the securities are being sold to underwriters, we will be required to have sold to such underwriters the total principal amount of the securities less the principal amount thereof covered by delayed delivery contracts. The underwriters and any other agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Other Relationships

Underwriters, dealers, agents and remarketing firms may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business. Unless we specify otherwise in the related prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than shares of our common stock, which is listed on the NASDAQ Global Market. It is possible that one or more underwriters may make a market in our securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for our securities.

THE SECURITIES WE MAY OFFER

We may sell from time to time, in one or more offerings:

•	common stock;

•	preferred stock;

•	depository shares;

•	warrants to purchase common stock or preferred stock; and/or

•	debt securities.

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include information in the prospectus supplement, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

This prospectus may not be used to complete a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

General

As of the date of this prospectus, our authorized capital stock consists of 155,000,000 shares. Those shares consist of 150,000,000 shares designated as common stock, $0.001 par value, and 5,000,000 shares designated as preferred stock, $0.001 par value. The only equity securities currently outstanding are shares of common stock. As of April 23, 2007, there were approximately 72,953,377 shares of common stock issued and outstanding.

The following description summarizes the material terms of our capital stock. This summary is, however, subject to the provisions of our certificate of incorporation and any applicable certificate of designations for a series of preferred stock, and by the provisions of applicable law.

Common Stock

Each holder of common stock is entitled to one vote for each share held on all matters to be voted upon by the stockholders, except that all holders are entitled to cumulate their votes in the election of directors. Every stockholder voting in the election of directors may cumulate his or her votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by that stockholder, or distribute these votes on the same principle among as many candidates as the stockholder may select, provided that votes cannot be cast for more candidates than the number of directors to be elected.

Holders of our common stock are entitled to receive dividends declared by our board of directors out of funds legally available for the payment of dividends, subject to the rights, if any, of preferred stockholders. After the payment of liquidation preferences to holders of any preferred stock, holders of common stock are entitled to receive, on a pro rata basis, all our remaining assets available for distribution to stockholders in the event of our liquidation, dissolution or winding up. Holders of common stock do not have any preemptive right to become subscribers or purchasers of additional shares of any class of our capital stock. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Our board of directors has the authority, without stockholder consent, subject to certain limitations imposed by law or our certificate of incorporation, to issue one or more series of preferred stock at any time. The rights, preferences and restrictions of the preferred stock of each such series will be fixed by a certificate of designation relating to each particular series.

Although it has no present intention to do so, our board of directors, without stockholder approval, may issue preferred stock with voting and conversion rights that could adversely affect the voting power of the holders of common stock. If we issue preferred stock, it may have the effect of delaying, deferring or preventing a change of control.

Stockholder Rights Plan

In July 1995, our board of directors adopted a stockholder rights plan, which we amended in July 2000. Pursuant to the stockholder rights plan, we made a dividend distribution of one preferred share purchase right on each share of our common stock outstanding on August 21, 1995 and/or each share of our common stock issued after that date. Each right entitles stockholders to buy a fraction of a share of our Series A preferred stock, with economic terms similar to that of one share of common stock, at an exercise price of $300.00, subject to adjustment. Each right will become exercisable following the earlier of (a) the tenth day after a person or group announces an acquisition of 15% or more of our common stock or (b) the tenth business day after a person or group announces commencement of a tender offer, the consummation of which would result in ownership by the person or group of 15% or more of our common stock.

Following the exercisability of the rights, once an acquiring person has obtained 15% or more of our common stock, each right (other than any rights held by the acquiring person itself or its affiliates) will entitle the holder of the right to purchase, for the specified exercise price, a number of shares of our common stock having a then current value equal to twice the exercise price. In addition, after the rights become exercisable and after an acquiring person has obtained 15% or more of our common stock, if: (1) we merge into another entity; (2) another entity merges into us; or (3) we sell more than 50% of our assets or earning power (as determined by our board of directors in good faith), then each right (other than any rights held by the acquiring person or its affiliates) shall entitle the holder of the right to purchase, for the specified exercise price, a number of shares of common stock of the person engaging in the transaction with us having a then-current market value equal to twice the exercise price. At any time after an acquiring person obtains 15% or more of our common stock and prior to the acquisition by that person of 50% of our outstanding common stock, our board of directors may elect to exchange the rights (other than any rights held by the acquiring person or its affiliates), in whole or in part, for shares of our common stock at an exchange ratio of one share per right. We are entitled to redeem the rights at a price of $.001 per right at any time before the earlier of: (i) the fifth day following the day that a person or group announces an acquisition of 15% or more of our common stock; or (ii) the final expiration date of the rights. The exercise price, the number of rights and the number of shares issuable upon exercise of the rights are subject to anti-dilution adjustments as described in the stockholder rights plan. Unless earlier exercised, exchanged or redeemed, the rights expire on July 27, 2010.

Potential Anti-takeover Effects

The stockholder rights plan and some provisions of our certificate of incorporation and bylaws may have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire control of Cell Genesys. This could limit the price that certain investors might be willing to pay in the future for shares of our common stock.

Our certificate of incorporation and bylaws allow us to:

•	issue preferred stock without any vote or further action by our stockholders;

•	eliminate the right of stockholders to act by written consent without a meeting;

•	specify procedures for director nominations by stockholders and submission of other proposals for consideration at stockholder meetings; and

•	have cumulative voting in the election of directors.

We are subject to provisions of Delaware law that could also delay or make more difficult a merger, tender offer or proxy contest involving Cell Genesys. In particular, Section 203 of the Delaware General Corporation Law prohibits a Delaware corporation from engaging in any business combination with any stockholder for a period of three years unless the transaction meets certain conditions.

The stockholder rights plan, the possible issuance of preferred stock, the procedures required for director nominations and stockholder proposals and Delaware law could have the effect of delaying, deferring or preventing a change in control of Cell Genesys, including without limitation discouraging a proxy contest or making more difficult the acquisition of a substantial block of our common stock.

Warrants

We issued warrants pursuant to a subscription agreement on April 11, 2007 to purchase 2,162,162 shares of our common stock at a price of $7.18 per share. This warrant is exercisable beginning six months after April 11, 2007 and for a period of five years thereafter. Under the terms of the terms of the warrant, the warrant may not be exercised to the extent that such exercise would cause the warrant holder to beneficially own a number of shares of our common stock which would exceed 4.99% of our then outstanding shares of common stock following such exercise.

We issued a warrant to Kingsbridge on February 5, 2007 to purchase 421,918 shares of our common stock at a price of $4.68 per share. This warrant is exercisable beginning six months after February 5, 2007 and for a period of five years thereafter. Under the terms of the warrant, as subsequently amended and currently in force and effect, the warrant may not be exercised to the extent that such exercise would cause the warrant holder to beneficially own (or be deemed to beneficially own) a number of shares of our common stock which would exceed 19.9% of our then outstanding shares of common stock following such exercise.

We previously issued a warrant to Kingsbridge on March 14, 2006 to purchase 375,000 shares of common stock at a price of $9.12 per share. The warrant is exercisable beginning six months after the date of grant and for a period of five years after the date upon which the warrant is first exercisable.

There are no other warrants outstanding as of the date of this prospectus.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company. Their address is P.O. Box 43023, Providence, RI 02940-3023, and their telephone number is (781) 575-2879.

DESCRIPTION OF THE DEPOSITARY SHARES

General

At our option, we may elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do elect to offer fractional shares of preferred stock, we will issue receipts for depositary shares to the public and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share. These rights may include dividend, voting, redemption and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of terms of the depositary shares contained in this prospectus is not complete and may be modified in a prospectus supplement. You should refer to the forms of the deposit agreement, our certificate of incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.

Dividends

The depositary will distribute cash dividends or other cash distributions, if any, received in respect of the series of preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The relevant record date for depository shares will be the same date as the record date for the preferred stock.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary, with our approval, may adopt another method for the distribution, including selling the property and distributing the net proceeds to the holders.

Liquidation preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Redemption

If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us not fewer than 30 or more than 60 days, prior to the date fixed for redemption of the preferred stock, unless otherwise provided in the applicable prospectus supplement.

Voting

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying the preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder’s depositary shares. The record date for the depositary will be the same date as the record date for the preferred stock. The depositary will try, as far as practicable, to vote the preferred stock underlying the depositary shares in accordance with these instructions. We will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to vote the preferred stock in accordance with these instructions. The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of preferred stock

Owners of depositary shares will be entitled to receive upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due to the depositary, the number of whole shares of preferred stock underlying their depositary shares.

Partial shares of preferred stock will not be issued. Holders of preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for the preferred stock.

Amendment and termination of the deposit agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between the depositary and us. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, will not be effective until the expiration of 90 days after notice of the amendment has been given to the record holders. The deposit agreement may be terminated by the depositary or us only if:

•	all outstanding depositary shares have been redeemed or converted; or

•	there has been a final distribution to the holders of the preferred stock in connection with our liquidation, dissolution or winding up.

DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of debt securities, preferred stock or common stock, or any combination thereof. Warrants may be issued independently or together with debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the complete terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Equity warrants

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of warrants;

•	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

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the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants, which may be exercisable in cash, securities or other property;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

•	any provisions with respect to holder’s right to require us to repurchase the warrants upon a change in control; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled to:

•	vote, consent to or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as our stockholders.

Debt warrants

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

•	the title of the debt warrants;

•	the offering price for the debt warrants, if any;

•	the aggregate number of the debt warrants;

•	the designation and terms of the debt securities, including any conversion rights, that may be purchased upon exercise of the debt warrants;

•	if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the dates on which the right to exercise the debt warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

•	information with respect to book-entry procedures, if any; the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the debt warrants, if any;

•	the redemption or call provisions, if any, applicable to the debt warrants;

•	any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control; and

•	any additional terms of the debt warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

DESCRIPTION OF THE DEBT SECURITIES

The debt securities may be either secured or unsecured and will either be our senior debt securities or our subordinated debt securities. The debt securities will be issued under one or more separate indentures between a trustee and us. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Together, the senior indenture and subordinated indenture are called indentures. The prospectus, together with the applicable prospectus supplement, will describe all the material terms of a particular series of debt securities.

The following is a summary of selected terms, provisions and definitions of the indentures and debt securities to which any prospectus supplement may relate. The summary of selected provisions of the indentures and the debt securities appearing below is not complete and are subject to, and qualified entirely by reference to, all of the provisions of the applicable indenture and certificates evidencing the applicable debt securities. For additional information, you should look at the applicable indenture and the certificate evidencing the applicable debt security that is filed as an exhibit to the registration statement that includes the prospectus. In this description of the debt securities, the words “Cell Genesys,” “we,” “us” or “our” refer only to Cell Genesys, Inc. and not to any of our subsidiaries.

Each prospectus supplement and any supplemental indenture may add, delete, update or change the terms of the debt securities as described in this prospectus. If any particular terms of the indenture or debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superceded by that prospectus supplement.

General

Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series.

We are not limited as to the amount of debt securities we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series.

The prospectus supplement relating to a particular series of debt securities will set forth:

•	whether the debt securities are senior or subordinated;

•	the offering price;

•	the title;

•	any limit on the aggregate principal amount;

•	the person who shall be entitled to receive interest, if other than the record holder on the record date;

•	the date or dates the principal will be payable;

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the interest rate or rates, which may be fixed or variable, if any, the date from which interest will accrue, the interest payment dates and the regular record dates, or the method for calculating the dates and rates;

•	the place where payments may be made;

•	any mandatory or optional redemption provisions or sinking fund provisions and any applicable redemption or purchase prices associated with these provisions;

•	if issued other than in denominations of U.S. $1,000 or any multiple of U.S. $1,000, the denominations in which the debt securities shall be issuable;

•	if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

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if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or a holder may elect payment to be made in a different currency;

•	the portion of the principal amount that will be payable upon acceleration of maturity, if other than the entire principal amount;

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if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount or method for determining the amount which will be deemed to be the principal amount;

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if applicable, whether the debt securities shall be subject to the defeasance provisions described below under “Satisfaction and discharge; defeasance” or such other defeasance provisions specified in the applicable prospectus supplement for the debt securities;

•	any conversion provisions;

•	whether the debt securities will be issuable in the form of a global security;

•	any subordination provisions applicable to the subordinated debt securities if different from those described below under “Subordinated debt securities”;

•	any paying agents, authenticating agents, security registrars or other agents for the debt securities;

•	any provisions relating to any security provided for the debt securities, including any provisions regarding the circumstances under which collateral may be released or substituted;

•	any deletions of, or changes or additions to, the events of default, acceleration provisions or covenants;

•	any provisions relating to guaranties for the securities and any circumstances under which there may be additional obligors; and

•	any other specific terms of such debt securities.

Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at time of issuance is below market rates. The U.S. federal income tax considerations applicable to debt securities sold at a discount will be described in the applicable prospectus supplement.

Exchange and transfer

Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any partial redemption of debt securities of any series, we will not be required to:

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issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

Initially, we intend to appoint the trustee as the security registrar. Any transfer agent, and any other security registrar, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

•	be registered in the name of a depositary that we will identify in a prospectus supplement;

•	be deposited with the depositary or nominee or custodian; and

•	bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

•	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

•	an event of default is continuing with respect to the debt securities of the applicable series; or

•	any other circumstance described in a prospectus supplement has occurred permitting or requiring the issuance of any such security.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indentures. Except in the above limited circumstances, owners of beneficial interests in a global security will not be:

•	entitled to have the debt securities registered in their names;

•	entitled to physical delivery of certificated debt securities; or

•	considered to be holders of those debt securities under the indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf.

Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither any trustee nor we will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

Payment and paying agents

Unless otherwise indicated in a prospectus supplement, the provisions described in this paragraph will apply to the debt securities. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The corporate trust office will be designated as our sole paying agent.

We may also name any other paying agents in a prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for payment on any debt security that remain unclaimed for a period ending the earlier of: (i) 10 business days prior to the date the money would be turned over to the applicable state; or (ii) at the end of two years after such payment was due, will be repaid to us. Thereafter, the holder may look only to us for such payment.

No protection in the event of a change of control

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Covenants

Unless otherwise indicated in a prospectus supplement, the debt securities will not contain any financial or restrictive covenants, including covenants restricting either us or any of our subsidiaries from incurring, issuing, assuming or guarantying any indebtedness secured by a lien on any of our property or capital stock or that of any subsidiary, or restricting either us or any of our subsidiaries from entering into sale and leaseback transactions.

Consolidation, merger and sale of assets

Unless we indicate otherwise in a prospectus supplement, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, unless:

•	the successor entity, if any, is a U.S. corporation, limited liability company, partnership or trust;

•	the successor entity assumes our obligations on the debt securities and under the indentures;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•	certain other conditions are met.

Events of default

Unless we indicate otherwise in a prospectus supplement, the following will be events of default for any series of debt securities under the indentures:

(1)	we fail to pay principal of or any premium on any debt security of that series when due;

(2)	we fail to pay any interest on any debt security of that series for 30 days after it becomes due;

(3)	we fail to deposit any sinking fund payment when due;

(4)	we fail to perform any other covenant in the indenture and such failure continues for 90 days after we are given the notice required in the indentures; and

(5)	certain events including our bankruptcy, insolvency or reorganization.

Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement. An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

The trustee may withhold notice to the holders of any default, except defaults in the payment of principal, premium, if any, interest, any sinking fund installment on, or with respect to any conversion right of, the debt securities of such series. However, the trustee must consider it to be in the interest of the holders of the debt securities of such series to withhold this notice.

Unless we indicate otherwise in a prospectus supplement, if an event of default, other than an event of default described in clause (5) above, shall occur and be continuing, either the trustee or the holders of at least a 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, to be due and payable immediately.

If an event of default described in clause (5) above shall occur, the principal amount of all the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, will automatically become immediately due and payable. Any payment by us on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “Subordinated debt securities.”

After acceleration the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amounts, have been cured or waived.

Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting of any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

A holder will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

(1)	the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

(2)	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

(3)	the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

Holders may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security (if the debt security is convertible) without following the procedures listed in (1) through (3) above.

We will furnish the trustee an annual statement by our officers as to whether or not we are in default in the performance of the conditions and covenants under the indenture and, if so, specifying all known defaults.

Modification and waiver

Unless we indicate otherwise in a prospectus supplement, the applicable trustee and we may make modifications and amendments to an indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

We may also make modifications and amendments to the indentures without the consent of the holders, for certain purposes including, but not limited to:

•	providing for our successor to assume the covenants under the indenture;

•	adding covenants or events of default for the benefit of the holders;

•	making certain changes to facilitate the issuance of the securities;

•	securing the securities;

•	providing for a successor trustee or additional trustees;

•	curing any defects, ambiguities or inconsistencies, provided that such modification or amendment shall not materially and adversely affect the holders;

•	providing for guaranties of, or additional obligors on, the securities;

•	permitting or facilitating the defeasance and discharge of the securities; and

•	other changes specified in the indenture.

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However, neither the trustee nor we may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

•	change the stated maturity of any debt security;

•	reduce the principal, premium, if any, or interest on any debt security;

•	reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity;

•	change the place of payment or the currency in which any debt security is payable;

•	impair the right to enforce any payment after the stated maturity or redemption date;

•	if subordinated debt securities, modify the subordination provisions in a materially adverse manner to the holders; or

•	change the provisions in the indenture that relate to modifying or amending the indenture.

Satisfaction and discharge; defeasance

We may be discharged from our obligations on the debt securities of any series that have matured or will mature or be redeemed within one year if we deposit sufficient funds with the trustee to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

Each indenture contains a provision that permits us to elect either or both of the following:

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We may elect to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding. If we make this election, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

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We may elect to be released from our obligations under some or all of any financial or restrictive covenants applicable to the series of debt securities to which the election relates and from the consequences of an event of default resulting from a breach of those covenants.

To make either of the above elections, we must deposit in trust with the trustee sufficient funds to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or U.S. government obligations or, in the case of debt securities denominated in a currency other than U.S. dollars, foreign government obligations. As a condition to either of the above elections, for debt securities denominated in U.S. dollars we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the action.

“foreign government obligations” means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars:

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direct obligations of the government that issued or caused to be issued the currency in which such securities are denominated and for the payment of which obligations its full faith and credit is pledged, or, with respect to debt securities of any series which are denominated in euros, direct obligations of certain members of the European Union for the payment of which obligations the full faith and credit of such members is pledged, which in each case are not callable or redeemable at the option of the issuer thereof; or

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obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which are not callable or redeemable at the option of the issuer thereof.

Notices

Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing law

The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York (including Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York).

No personal liability of directors, officers, employees and stockholders

No incorporator, stockholder, employee, agent, officer, director or subsidiary of ours will have any liability for any obligations of ours, or because of the creation of any indebtedness under the debt securities, the indentures or supplemental indentures. The indentures provide that all such liability is expressly waived and released as a condition of, and as a consideration for, the execution of such indentures and the issuance of the debt securities.

Regarding the trustee

The indentures limit the right of the trustee, should it become our creditor, to obtain payment of claims or secure its claims.

The trustee is permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

Subordinated debt securities

The indebtedness evidenced by the subordinated debt securities of any series is subordinated, to the extent provided in the subordinated indenture and the applicable prospectus supplement, to the prior payment in full, in cash or other payment satisfactory to the holders of senior debt, of all senior debt, including any senior debt securities.

Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, payments on the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt.

In the event of any acceleration of the subordinated debt securities because of an event of default, holders of any senior debt would be entitled to payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt before the holders of subordinated debt securities are entitled to receive any payment or distribution.

We are required to promptly notify holders of senior debt or their representatives under the subordinated indenture if payment of the subordinated debt securities is accelerated because of an event of default.

Under the subordinated indenture, we may also not make payment on the subordinated debt securities if:

•	a default in the payment of senior debt occurs and is continuing beyond any grace period, which we refer to as a payment default; or

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any other default occurs and is continuing with respect to designated senior debt that permits holders of designated senior debt to accelerate its maturity, and the trustee receives a payment blockage notice from us or some other person permitted to give the notice under the subordinated indenture, which we refer to as a non-payment default.

We may and shall resume payments on the subordinated debt securities:

•	in case of a payment default, when the default is cured or waived or ceases to exist, and

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in case of a nonpayment default, the earlier of when the default is cured or waived or ceases to exist or 179 days after the receipt of the payment blockage notice if the maturity of the designated senior debt has not been accelerated.

No new payment blockage period may start unless 365 days have elapsed from the effectiveness of the prior payment blockage notice. No nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice to the trustee shall be the basis for a subsequent payment blockage notice.

As a result of these subordination provisions, in the event of our bankruptcy, dissolution or reorganization, holders of senior debt may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors. The subordination provisions will not prevent the occurrence of any event of default under the subordinated indenture.

The subordination provisions will not apply to payments from money or government obligations held in trust by the trustee for the payment of principal, interest and premium, if any, on subordinated debt securities pursuant to the provisions described under “Satisfaction and discharge; defeasance,” if the subordination provisions were not violated at the time the money or government obligations were deposited into trust.

If the trustee or any holder receives any payment that should not have been made to them in contravention of subordination provisions before all senior debt is paid in full in cash or other payment satisfactory to holders of senior debt, then such payment will be held in trust for the holders of senior debt.

Senior debt securities will constitute senior debt under the subordinated indenture.

Additional or different subordination provisions may be described in a prospectus supplement relating to a particular series of debt securities.

Definitions

“designated senior debt” means our obligations under any of our senior debt that expressly provides that it is “designated senior debt.”

“indebtedness” means:

(1)	all of our indebtedness, obligations and other liabilities for: borrowed money, including our obligations in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments; or evidenced by bonds, debentures, notes or similar instruments, whether or not the recourse of the lender is to the whole of our assets or to only a portion of our assets, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services;

(2)	all of our reimbursement obligations and other liabilities with respect to letters of credit, bank guarantees or bankers’ acceptances;

(3)	all of our obligations and liabilities in respect of leases required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on our balance sheet;

(4)	all of our obligations and other liabilities under any other any lease or related document, including a purchase agreement, in connection with the lease of real property which provides that we are contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and our obligations under such lease or related document to purchase or to cause a third party to purchase such leased property;

(5)	all of our obligations with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement;

(6)	all of our direct or indirect guaranties or similar agreements in respect of, and obligations or liabilities to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another person of the kind described in clauses (1) through (5);

(7)	any of our indebtedness or other obligations described in clauses (1) through (6) secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by us regardless of whether the indebtedness or other obligation secured thereby shall have been assumed by us; and

(8)	any and all deferrals, renewals, extensions, refundings of, amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (7).

“senior debt” means the principal of, premium, if any, interest, including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, rent and all fees, costs, expenses and other amounts accrued or due on or in connection with our indebtedness, including all deferrals, renewals, extensions or refundings of, or modifications or supplements to, that indebtedness. Senior debt shall not include:

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any debt that expressly provides it shall not be senior in right of payment to the subordinated debt securities or expressly provides that such indebtedness is on the same basis or “junior” to the subordinated debt securities; or

•	debt to any of our subsidiaries, a majority of the voting stock of which is owned, directly or indirectly, by us.

LEGAL MATTERS

Certain legal matters in connection with the securities will be passed upon for us by O’Melveny & Myers LLP, Menlo Park, California.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2006, and management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2006, as set forth in their reports, which are incorporated by reference in this prospectus. Our financial statements and management’s assessment are, and audited financial statements and management’s assessments of the effectiveness of internal control over financial reporting to be included in subsequently filed documents will be, incorporated by reference in reliance on Ernst & Young LLP’s reports (to the extent covered by consents filed with the SEC), given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Exchange Act, and file annual, quarterly and special reports, proxy statements and other information with the SEC. In addition, we have filed with the SEC a registration statement on Form S-3, of which the accompanying prospectus is a part, under the Securities Act of 1933, as amended, with respect to the securities offered hereby. You may read and copy any document that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to you free of charge at the SEC’s web site at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it. This means that we can disclose important information to you without including it in this prospectus or a prospectus supplement, by referring you to those documents. All filings filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement shall be deemed incorporated by reference into the prospectus. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede previously filed information, including information contained in this prospectus. In addition, to the extent information contained in this prospectus supplement is in conflict with that set forth in the prospectus or incorporated by reference into the prospectus, the information in this prospectus supplement shall govern. Our SEC file number for all documents filed under the Securities Exchange Act of 1934, as amended, is 000-19986. We incorporate by reference the documents listed below, as well as any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until this offering is complete (other than those portions of such documents that have been furnished rather than filed in accordance with the applicable rules and regulations promulgated by the SEC):

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our Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the Commission on March 1, 2007, including certain information incorporated by reference therein from our Definitive Proxy Statement for our 2007 Annual Meeting of Stockholders filed with the Commission on April 27, 2007;

•	our Current Reports on Form 8-K filed with the Commission on January 22, 2007, February 5, 2007, February 6, 2007, April 3, 2007 and April 11, 2007;

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the description of our common stock contained in our Registration Statement on Form 8-A filed on March 24, 1992 pursuant to Section 12(g) of the Exchange Act, as amended by Amendment No. 1 on Form 8-A 12g/A filed on July 28, 2000; and

•	the description of our Preferred Shares Rights Agreement contained in Amendment No. 1 to our Registration Statement on Form 8-A filed on July 28, 2000 pursuant to Section 12(g) of the Exchange Act.

Notwithstanding the foregoing, unless specifically stated otherwise, none of the information that we disclose under Items 2.02 and 7.01 of any Current Report on Form 8-K that we may furnish from time to time to the SEC will be incorporated by reference into, or otherwise included in, this prospectus. If you make a request for this information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference in the registration statement of which this prospectus supplement and the accompanying prospectus is a part, including any exhibits. Requests for this information should be submitted to us at the following address:

Cell Genesys, Inc.

500 Forbes Boulevard

South San Francisco, California 94080

Attention: Investor Relations

(650) 266-3000

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.